                                                                EXHIBIT 99.1

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated December 2, 2002, is made and entered into by and among CHOICEPOINT INC., a Georgia corporation ("Parent"), CHOICEPOINT SERVICES INC., a Georgia corporation and a wholly owned subsidiary of Parent ("Buyer"), VITAL CHEK NETWORK, INC., a Tennessee corporation ("VitalChek"), VITAL CHEK NETWORK OF CANADA, INC., a Delaware corporation ("VitalChek Canada"), HERBERT B. BARRETT, H. MICHAEL BARRETT and JOSEPH W. BARRETT (together, the "Principal Stockholders"), and the other STOCKHOLDERS LISTED ON THE SIGNATURE PAGES HERETO (each a resident of the State of Tennessee) (each individually, a "Stockholder," and collectively with the Principal Stockholders, the "Stockholders"). As the context requires, VitalChek and VitalChek Canada are sometimes referred to herein individually as a "Company" or together, the "Company").


                               B A C K G R O U N D

         WHEREAS, the Company is engaged in the business of providing (a) remote ordering services for vital records such as birth certificates, marriage certificates, divorce certificates and death certificates, (b) remote ordering services for permits and related documents for the transportation industry, and
(c) remote payment systems for the payment of fines and utility bills and for acquiring permits and licenses through courts and other governmental agencies in the United States and Canada (collectively, the "Business");

         WHEREAS, the Stockholders desire to sell and Buyer desires to purchase, on the terms and subject to the conditions set forth in this Agreement, all of the outstanding capital stock of each of VitalChek (the "VitalChek Shares") and VitalChek Canada (the "VitalChek Canada Shares," and together with the VitalChek Shares, the "Shares");

         WHEREAS, the Stockholders collectively own all of the outstanding Shares, which constitute all of the authorized, issued and outstanding shares of capital stock of VitalChek and VitalChek Canada; and

         WHEREAS, the Agreement has an effective date of November 30, 2002 (the "Effective Date"), with the closing of the transactions contemplated herein on December 2, 2002 (the "Closing Date").

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


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                                   ARTICLE I

                                PURCHASE AND SALE


         1.1 PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 1.5), Buyer shall purchase from the Stockholders, and Stockholders shall sell, transfer and convey to Buyer, all of the Shares.

         1.2      PURCHASE PRICE; ALLOCATION; DEBT.

                  (a)      Purchase Price. Subject to adjustment pursuant to
Section 1.8 hereof and the escrow arrangements pursuant to Section 1.7 hereof and as otherwise provided herein, the purchase price for the Shares (the "Purchase Price") shall be paid in three installments, as follows:

                  (i) Initial Cash Payment -- ONE HUNDRED TWENTY MILLION DOLLARS ($120,000,000) (the "Initial Cash Payment") shall be paid by Buyer to the Stockholders in cash at Closing, less the Escrow Funds (as defined below), by wire transfer of immediately available funds;

                  (ii) Second Cash Payment -- either the March Payment or the June Payment (each as defined below) (the "Second Cash Payment"); and

                  (iii) Earnout -- the Earnout as provided in Section 1.4 below.


         March Payment. If the Company meets or exceeds the Maximum Performance Target (as defined below) for the twelve month period from April 1, 2002 through March 31, 2003 (the "March Year"), FORTY-SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($47,500,000) shall be paid by Buyer to the Stockholders in cash by wire transfer of immediately available funds (the "March Payment") as set forth herein. If the Company does not meet or exceed the Maximum Performance Target for the March Year, the March Escrow Amount (as defined below) shall be placed in escrow with the Escrow Agent (the "March Escrow"), to be held in escrow until the Buyer makes the June Payment (as defined below). The Stockholders shall receive their applicable pro rata portion of the accrued interest on the amount of the March Escrow, if any, ultimately included in the June Payment (the "March Escrow Interest").

         June Payment. If the Maximum Performance Target for the March Year is not met and the March Payment is not therefore made as set forth above, an amount equal to the June Payment (as defined below) for the twelve month period from July 1, 2002 through June 30, 2003 (the "June Year") plus the March Escrow Interest shall be made as set forth herein.

         Maximum Payment. The maximum aggregate payment by Buyer pursuant to the Initial Cash Payment plus the Second Cash Payment is ONE HUNDRED SIXTY-SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($167,500,000) (the "Maximum Initial Payment"). The Stockholders shall receive only the March Payment or the June Payment but not both such payments.


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

         Payment Procedure. As applicable as set forth herein: (a) the March Payment shall be made to the Stockholders in cash by wire transfer of immediately available funds, no later than two (2) business days after receipt by Buyer of the final audited financial statements for the March Year, (b) the March Escrow shall be funded by wire transfer of immediately available funds no later than two (2) business days after receipt by Buyer of the final audited financial statements for the March Year, and (c) the June Payment shall be made to the Stockholders in cash by wire transfer of immediately available funds, no later than two (2) business days after receipt by Buyer of the final audited financial statements for the June Year. The final March EBITDA and June EBITDA (both as defined below) shall be calculated and determined by Buyer, with the cooperation and assistance of the Principal Stockholders. Notwithstanding the above, the Buyer and the Company shall not cause an audit of the Company for the March Year to be performed if the Company's EBITDA for such period is reasonably expected by the Buyer and the Principal Stockholders to not meet the Maximum Performance Target, and in such event, the March Escrow shall be calculated based on the final unaudited Financial Statements for the March Year.

         Definitions

MAXIMUM PERFORMANCE TARGET:  EBITDA equal to $13,889,000.

MARCH ESCROW AMOUNT:  (A x B) - C, where:

                  A = the Company's aggregate EBITDA for the twelve month period from April 1, 2002 through March 31, 2003 ("March EBITDA");
                  B = 12.06; C = $120,000,000.

JUNE PAYMENT:   (A x B) - C , where:

                  A = the Company's aggregate EBITDA for the twelve month period from July 1, 2002 through June 30, 2003 ("June EBITDA");
                  B = 12.06;
                  C = $120,000,000;


         (b) Allocation. The allocation of the Purchase Price shall be as set forth on Disclosure Schedule ss.1.2(b) hereof, which shall include allocations of the total Purchase Price as between VitalChek and VitalChek Canada, or, in the event the 338(h)(10) Election (as defined in herein) is made, as between the assets of VitalChek and VitalChek Canada.

         1.3      [INTENTIONALLY OMITTED]

         1.4 EARNOUT. In addition to the Initial Cash Payment and Second Cash Payment, the Stockholders shall be paid an additional amount of Purchase Price (if any) as determined in accordance with this Section 1.4 (the "Earnout"). The Earnout payment shall be calculated based on the amount of the Company's EBITDA, as that term is defined below, in accordance with the further provisions of this Section 1.4.

         (a) Definitions. For purposes of this Agreement, the following terms shall be defined as set forth below:

         "EBITDA" - shall mean Operating Income plus Depreciation and Amortization, all calculated in accordance with GAAP, and calculated in a manner consistent with the Company's audited financial statements for the 8-month period ending August 31, 2002, subject to the provisions of Schedule A hereto.

         (b) Earnout Calculation. The Stockholders shall receive an Earnout payment equal to the following percentage of the amounts by which the actual EBITDA of the Company achieved during an applicable Earnout Period (as defined below) exceeds the EBITDA Goal (as set forth in (c) below) applicable to such Earnout Period:

                  Earnout Period #1 -- 57.00 %

                  Earnout Period #2 -- 54.00 %

                  Earnout Period #3 -- 52.48 %



         (c) EBITDA Goals. The Earnout payment, if any, shall be calculated using the Base EBITDA Number (as defined herein) plus annual increases of 20.00%, 21.45% and 21.40% for the respective Earnout Periods (the "EBITDA Target Increases"). The "Base EBITDA Number" shall be the amount of EBITDA for the March Year (if the March Payment is made) or the June Year (if the June Payment is made), as determined pursuant to the Company's audited financial statements for such applicable period as adjusted by agreement of the parties for certain Company expenses as set forth on Schedule A. Such audit shall be performed by Ernst & Young, and the cost of such audit shall be borne by the Buyer. For example, if the Base EBITDA Number meets exactly the Maximum Performance Target, the following would apply:

EBITDA Goal       Earnout Period  (collectively the "Earnout Periods")

$16,666,800       Twelve Month Period Ended June 30, 2003 ("Earnout Period #1")

$20,242,272       Twelve Month Period Ended June 30, 2004 ("Earnout Period #2")

$24,574,603       Twelve Month Period Ended June 30, 2005 ("Earnout Period #3")


         (d) Notwithstanding anything herein to the contrary, no Earnout payment will be made in any Earnout Period to the extent such Earnout payment would exceed eighty-seven percent (87%) of the Company's Incremental Free Cash Flow (the "Threshold") for such applicable Earnout Period (the "Cash Flow Restriction"), provided, that any Earnout that is not paid to Stockholders as a result of the Cash Flow Restriction herein shall be carried over and applied to the determination of the Earnout payment in the next following Earnout Period (but


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

such carryover shall not apply in Earnout Period #3). Incremental Free Cash Flow shall be Free Cash Flow in excess of the Free Cash Flow Target for each Earnout Period. For example, the Free Cash Flow Targets are defined as follows, assuming the Maximum Performance Target is met exactly:


Earnout Period #1 -- $10,151,000
Earnout Period #2 -- $11,007,000
Earnout Period #3 -- $13,829,000.

         For purposes hereof, the following definitions shall apply: (a) "Free Cash Flow" shall be defined as Operating Cash Flow, less the increase in all current assets (less cash and cash equivalents), plus the increase in all current liabilities, plus the decrease in all current assets (less cash and cash equivalents), less the decrease in all current liabilities, less all capital expenditures; (b) "Operating Cash Flow" shall equal Operating Profit Net of Taxes, plus depreciation expense; (c) "Operating Profit Net of Taxes" shall equal Adjusted EBITA less a charge for taxes which shall equal 38.4% of EBITA; and (d) Adjusted EBITA shall equal EBITDA less depreciation expense.


         (e) Earnout Payments. Buyer shall pay the Earnout payments to Stockholders' Representative as follows: (i) the Earnout payment, if any, owed for Earnout Period #1 shall be paid on or before August 31, 2004; (ii) the Earnout payment, if any, owed for Earnout Period #2 shall be paid on or before August 31, 2005; and (iii) the Earnout payment, if any, owed for Earnout Period #3 shall be paid on or before August 31, 2006. In the event the March Payment is made as set forth in Section 1.2 above: (a) June 30 in the Earnout Periods above shall be replaced with March 31, and (b) August 31 in this subsection (d) shall be replaced with May 31.

         (f) No Earnout. In the event that the EBITDA of the Company during an Earnout Period fails to exceed the EBITDA Goal for the applicable Earnout Period, then no Earnout shall be earned or payable for that particular Earnout Period.

         (g)      Calculation and Confirmation of Earnout. Within forty-five
(45) days after the end of each three calendar month period ("Quarter") during the Earnout Periods, the Buyer shall prepare and deliver to the Stockholders' Representative a report setting forth a reasonably detailed calculation of the Company's EBITDA for such Quarter and the interim portion of that year to date (the "Quarterly Report"), the first of which shall be for the Quarter ended March 31, 2003. Alternatively, the Buyer shall have the right to cause the Company to prepare such Quarterly Reports and the Buyer shall further have the right to have such Quarterly Reports and the books and records of Company reviewed by its internal audit staff and/or its independent public accountants. In such case, all references to the Buyer hereinafter in this subsection (f) shall apply equally to the Company to the extent the Company renders such Quarterly Reports. Within forty-five (45) calendar days after each Earnout Period, the Buyer shall prepare and deliver to the Stockholders' Representative a certificate (the "Earnout Certificate(s)") setting forth in reasonable detail a calculation of EBITDA and of the amount of

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
the Earnout (the "Earnout Amount(s)"). The Buyer shall consult with the Stockholders' Representative in connection with the calculation of EBITDA and the Earnout Amounts and the preparation of the Earnout Certificates, and shall permit, and shall use reasonable efforts to cause Buyer's internal audit staff and public accountants to permit, the Stockholders' Representative and his representatives at the earliest practicable date to review all non-privileged work papers, schedules and calculations used in the calculation of the Earnout Amount. Within fifteen (15) calendar days after receipt of an Earnout Certificate, the Stockholders' Representative shall notify the Buyer in writing of the Stockholders' Representative agreement or disagreement, as the case may be, with the Earnout Certificate (the "Initial Objection Notice"), setting out the basis for any disagreement in reasonable detail. In the event such Initial Objection Notice is not delivered to the Buyer within the specified time period, the Earnout Certificate shall be deemed accepted by Stockholders' Representative. If the Stockholders' Representative disputes the amount of EBITDA or the Earnout Amount set forth in the Earnout Certificate, then the Stockholders' Representative and his professional advisors shall have the right, at Stockholders' Representative's expense, to review the Buyer's calculations of EBITDA and the Earnout Amount. The Stockholders' Representative shall complete his review within fifteen (15) calendar days after the date of the Initial Objection Notice. If the Stockholders' Representative, after such review, still disagrees with the Buyer's EBITDA or Earnout Amount calculations, the Stockholders' Representative shall deliver to Buyer a written notice setting forth the Stockholders' Representative' proposed alternative calculations along with reasonable detail regarding the basis for such alternative calculations (together with any authority or documentation supporting its position) and the aggregate additional Earnout Amount to which Stockholders' Representative believes the Stockholders are entitled (the "Second Objection Notice"). If the parties are unable to reach agreement with respect to calculation of EBITDA and the Earnout Amount within thirty (30) days following Buyer's receipt of the Second Objection Notice, then the dispute (s) shall be resolved pursuant to
Section 1.4(j) hereof.

         (h) Payment. The Earnout, if any, as finally agreed by the parties pursuant to Section 1.4(g) above shall be paid by Buyer to the Stockholders in cash by wire transfer of immediately available funds within two (2) business days following such final determination.

         (i)      Post Closing Operations. The parties agree that during the

Earnout Periods:

                  (i) The Company shall be operated as a subsidiary of the Buyer with separate books and separate financial statements for the Company.

                  (ii) The Company shall continue to be operated in the ordinary course of business in accordance with past business practices and generally independent of Buyer, subject to agreed upon annual operating budgets and plans and the general policies of Buyer.

                  (iii) Herbert Barrett and Michael Barrett, each as a Co-Founder and General Manager of the Company (the "VitalChek GMs"), shall have primary management responsibility for the day to day operations of the Company, in accordance with Herbert Barrett's Employment Agreement ("Employment

                  Agreement") and Michael Barrett's Consulting Agreement ("Consulting Agreement")

                  (iv) In the event that neither VitalChek GM is employed or engaged by the Company, the Stockholders' Representative shall be provided with reasonable, full and complete access to the Company's books, budgets (including work papers), contracts, commitments and records (financial and otherwise), upon reasonable request with reasonable advance notice, to the extent reasonably necessary to oversee the interests of the Stockholders during the Earnout Periods, as set forth in this
                  Section 1.4.

                  (v) The Company will continue to be organized so that each employee reports directly or through another employee of the Company to the VitalChek GMs, except as otherwise provided in the Employment Agreement and/or Consulting Agreement.

                  (vi) During the Earnout Periods, the Buyer, the VitalChek GMs and the Company's management team shall operate the Company in the ordinary course of the Company's business, in accordance with the terms and provisions of this Agreement, Buyer's policies and procedures, as applicable, and applicable law and regulations. Any matters which cannot be resolved between the parties shall be resolved in accordance with the provisions of Section 1.4(j) below.

                  (vii) For all intra-company transactions between the Company and the Buyer or any of its affiliates for the use of the Company's assets for potential revenue-producing activities, such companies shall negotiate in good faith on pricing and other terms, provided, that either company may elect in its discretion to not consummate any proposed transaction.

                  (viii) From the Closing Date through at least the end of Earnout Period #3, the Company's trade name of VitalChek shall not be changed, provided, that the Buyer may refer to the Company as "a ChoicePoint company" and similar variations thereof.

                  (j) Sale of Company. In the event that the Company is sold (whether structured as a sale of assets or equity) to a third party not affiliated with Buyer prior to the completion of the Earnout Periods, the Buyer agrees to make the assumption of the Buyer's obligations pursuant to this
Section 1.4 by the purchaser of the Company a condition to the closing of such transaction, and to guarantee the performance by such purchaser of such obligation.

                  (k) Dispute Resolution. The parties acknowledge that in connection with the conduct of the operations of the Company as that may affect the Earnout, and in calculating the Earnout Amounts, disputes may arise between the parties. The parties shall first cooperate and use their mutual good faith efforts to resolve any such disputes between themselves without the assistance of others. The parties may voluntarily submit such disputes to mediation before a


                                       7
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jointly selected single mediator who shall have thirty (30) days to mediate and assist the parties to settle the dispute between themselves. The parties shall have ten (10) days to select the mediator, following notice from one party to the other that a dispute exists. If the parties choose not to mediate, or such mediation is not successful, then the dispute will be settled exclusively by binding arbitration administered by the American Arbitration Association in Washington, D.C. Such arbitration shall be brought before a sole neutral arbitrator, who shall be (i) if possible, mutually selected by the parties, (ii) if possible, familiar with acquisition agreements, earnout matters and related financial accounting, (iii) a licensed member of the Bar of the state of Georgia or New York or the District of Columbia, and, (iv) if possible, a retired judge. The parties shall have twenty (20) days to select the arbitrator. (The arbitrator shall be a different person than the mediator, if the parties attempted mediation.) Once the arbitrator is selected, the decision of the arbitrator shall be made within ninety (90) days thereafter. In connection with such arbitration, (i) either party shall have the right to have counsel represent him or it at the arbitration hearing and in pre-arbitration proceedings; (ii) pre-arbitration discovery shall be permitted in accordance with the Federal Rules of Civil Procedure, and shall be reasonably limited in accordance with the directions of the arbitrator; (iii) either party shall have the right to have a written transcript made of the arbitration proceeding, which shall be paid for by the party requesting it; (iv) either party shall have the right to file a post-arbitration brief which shall be considered by the arbitrator prior to rendering his or her decision; (v) the arbitrator's fees shall be borne equally by the parties; and (vi) the arbitrator shall have the right to award costs to the prevailing party. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         1.5 CLOSING. The closing of the transactions contemplated herein (the "Closing") shall be held at the offices of Hunton & Williams, Bank of America Plaza, Suite 4100, 600 Peachtree St., N.E., Atlanta, Georgia 30308 at 10:00 a.m. (Atlanta time) on the Closing Date, which Closing shall be effective as of 11:59 p.m. (Atlanta time) on the Effective Date.

         1.6 DELIVERIES AT CLOSING. At the Closing, (a) the Stockholders and the Company will take the actions and deliver to Buyer each of the actions and documents and certificates provided in Section 6.2 hereof, and (b) Parent and Buyer will take the actions and deliver to the Stockholders each of the actions and documents and certificates provided in Section 6.3 hereof.

         1.7      ESCROW ARRANGEMENTS.

                  (a) Cash Escrow. To secure the Principal Stockholders' various obligations under Section 1.8 and Article VII, the Principal Stockholders and Buyer agree to execute and deliver at the Closing the Escrow Agreement, substantially in the form of Exhibit A hereto (as may be amended, the "Escrow Agreement"). The Principal Stockholders and Buyer acknowledge and agree that at Closing, SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000) of the Purchase Price (the "Escrow Funds") shall be delivered to SunTrust Bank in Atlanta, Georgia as the escrow agent (the "Escrow Agent") under the Escrow Agreement, to be held by the Escrow Agent in an interest-bearing escrow account (the "Escrow Account"). The Escrow Funds shall come from the Purchase Price proceeds of the Principal Stockholders on a pro rata basis. The Escrow Funds shall be released only as follows, as set forth in the Escrow Agreement: (I) FIVE MILLION DOLLARS ($5,000,000) (less any pending escrow claims as set forth in


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the Escrow Agreement) shall be released to the Principal Stockholders upon the earlier of (a) receipt by Buyer of audited financial statements of the Company for the fiscal year ended December 31, 2003 (provided, that Buyer in its discretion may accept unaudited financial statements), or (b) March 31, 2004,
(II) the balance of the Escrow Funds (less any pending escrow claims as set forth in the Escrow Agreement) shall be released to the Principal Stockholders two (2) years after the Closing Date, (III) upon and according to joint written instructions by the Buyer and the Principal Stockholders, or (IV) as otherwise required under the Escrow Agreement. All interest on Escrow Funds shall be released only to the Principal Stockholders. Upon release of any principal Escrow Funds to the Principal Stockholders or Buyer as set forth hereunder and in the Escrow Agreement ("Principal Escrow Funds"), all accrued interest on such released Principal Escrow Funds shall be released to the Stockholders' Representative at such time. The investment of the Escrow Funds shall be mutually agreed upon in good faith by the Stockholders' Representative and Buyer, provided that in the event such parties cannot agree upon an investment, the Escrow Funds shall be invested as initially invested on the Closing Date.

                  (b) Document Escrow. The Form (as defined in Section 5.4 hereof) shall be placed in escrow with the Escrow Agent, which shall be held in escrow as set forth in the Escrow Agreement and in Section 5.4 hereof.

         1.8      ACCOUNTS RECEIVABLE ADJUSTMENT.

                  (a) Adjustment. The Principal Stockholders and the Company have, in Section 2.3(c) hereto, given representations and warranties as to the collectibility of the Company's accounts receivable (less the allowance for doubtful accounts, which includes a writeoff of an employee receivable in the amount of $34,000) set forth on the Company's Reference Balance Sheet (as defined in Section 2.3) (the "Accounts Receivable"). Within one hundred eighty
(180) calendar days after the Closing Date (the "A/R Collection Period"), Buyer shall prepare and deliver to the Principal Stockholders a certificate (the "A/R Certificate") setting forth the final status of its collection of the Accounts Receivable for the A/R Collection Period. To the extent the Buyer has not collected any portion of the Accounts Receivable at the end of such period (the "A/R Shortfall"), the total amount of such A/R Shortfall shall constitute a reduction in the Purchase Price. Notwithstanding anything herein, neither Buyer nor either Company shall be required to exercise any extraordinary efforts to collect the Accounts Receivable, including without limitation litigation or other similar extraordinary actions, but the Company and Buyer shall utilize commercially reasonable collection efforts consistent with past practices. Upon completion of payment of the entire A/R Shortfall by the Principal Stockholders to Buyer as set forth herein (subject to Section 1.8(b)), Buyer promptly shall return all uncollected Accounts Receivable ("A/R Balance") to the Principal Stockholders (the "A/R Turnover"), and any amounts received by Buyer on such returned Accounts Receivable thereafter shall promptly be remitted to the Stockholder's Representative for further distribution to the Stockholders. After expiration of the A/R Collection Period and completion of A/R Turnover, Buyer will not interfere, burden or delay any efforts by the Principal Stockholders to collect the A/R Balance, provided that any such collection efforts by the Principal Stockholders shall be in good faith, commercially reasonable and consistent with the Company's past practices and shall not damage any relationship between the Company and its clients or customers. Unless a customer specifies otherwise, payments of Accounts Receivable by the Company from customers after the A/R Turnover shall be applied to Accounts Receivable in order of origination (applied to oldest accounts first). If the parties agree on the A/R Certificate, any such A/R Shortfall shall be paid in full to Buyer within five (5) business days after delivery of the A/R Certificate to the Principal Stockholders. If the parties disagree on the A/R Certificate, the provisions of Section 1.8(b) below shall apply.

         (b) Dispute Resolution. If the Principal Stockholders dispute the Buyer's calculations of A/R Shortfall as set forth in Section 1.8(a) above, the Principal Stockholders and Buyer in good faith shall use their reasonable best efforts to resolve such dispute(s) directly and within fifteen (15) calendar days after notice of such dispute(s) is given by the Principal Stockholders. If, by the end of such period, any such dispute is not resolved, the dispute(s) shall be submitted for resolution to the Atlanta office of PricewaterhouseCoopers LLP (the "Accounting Firm"), and the decision of such firm shall be final, binding and conclusive on the parties with the same effect as a final judgment. Upon completion of its analysis, the Accounting Firm shall deliver a reasonably detailed report to the Buyer and the Principal Stockholders. The costs and expenses of such Accounting Firm shall be borne by the party with the initial position regarding amounts owed hereunder that is the farthest away (by Dollar) from the final determination of the Accounting Firm. Upon such final determination, any A/R Shortfall shall be immediately withdrawn from the Escrow Account by joint written instructions to the Escrow Agent executed by Buyer and the Stockholders' Representative, provided that the Principal Stockholders agree to take all steps and actions necessary to facilitate such withdrawal on an expedited basis (and in no event more than five
(5) business days), including without limitation executing such joint written instructions.


                                   ARTICLE II
    REPRESENTATIONS AND WARRANTIES OF PRINCIPAL STOCKHOLDERS AND THE COMPANY

         The Principal Stockholders and the Company, jointly and severally, hereby represent and warrant to Buyer and Parent that except as set forth in the Disclosure Schedule delivered to Buyer on the date hereof (the "Disclosure Schedule") (which Disclosure Schedule sets forth, among other information, the exceptions to the representations and warranties contained in this Article II under captions referencing the Sections to which such exceptions apply):

         2.1 ORGANIZATION AND QUALIFICATION. VitalChek is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. VitalChek Canada is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of VitalChek and VitalChek Canada (i) has the requisite corporate and other power to own its assets and to carry on the Business as now being conducted, and (ii) is duly qualified as a foreign corporation in good standing in each jurisdiction in which the conduct of its business requires such qualification, except to the extent that any failure to so qualify would not have (individually or collectively) a Material Adverse Effect (as defined in Section 8.1(b) hereof). Except as set forth on Disclosure Schedule ss. 2.1, neither VitalChek nor VitalChek Canada owns, directly or indirectly, any capital stock of any corporation or other ownership interest of any type in the equity of any other type of entity. Neither VitalChek nor

VitalChek Canada owns or has any obligation to acquire, any ownership interest in the equity of any entity of any type or business enterprise.

         2.2 AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance by VitalChek and VitalChek Canada of this Agreement and all related agreements and documents contemplated hereby (the "Transaction Documents"), and the consummation of the transactions contemplated in the applicable Transaction Documents are within the valid corporate powers of each such entity, and have been duly authorized by all necessary corporate action by such entities. Each applicable Transaction Document and all the transactions contemplated therein constitute (or will constitute when executed) the valid and legally binding obligations of VitalChek and VitalChek Canada, enforceable against them, as applicable, in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors' rights generally and the principles of equity.

         2.3      FINANCIAL INFORMATION.

                  (a) The audited balance sheets and related statements of income, statements of cash flows and statements of stockholders' equity as of and for the fiscal years ended December 31, 2000 and December 31, 2001 for VitalChek and VitalChek Canada, and audited financial statements for VitalChek for the eight month period ended August 31, 2002 (together, the "Financial Statements") have been provided to Buyer. The Financial Statements (i) are complete and correct, (ii) present fairly the financial condition of VitalChek and VitalChek Canada as of the dates thereof and the results of operations and cash flows for the periods covered thereby in all material respects, and (iii) have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied. Since August 31, 2002, there has been no adverse change in the financial condition or results of operations of the Company, and no adverse event or series of events has occurred that, in each case has had or could reasonably be expected to have a Material Adverse Effect.

                  (b) There are no liabilities, debts, obligations or claims of or against the Company of any nature, absolute, contingent, liquidated or otherwise, except (i) as and to the extent reflected or reserved against on the balance sheet of VitalChek as of August 31, 2002 (the "Reference Balance Sheet"); (ii) as specifically described and identified in Disclosure Schedule ss. 2.3, or (iii) as incurred since the date of the Reference Balance Sheet in the ordinary course of business consistent with prior practice that have been disclosed in detail to Buyer prior to the Closing Date.

                  (c) The Accounts Receivable arose from bona fide transactions in the ordinary course of business, have been executed on terms consistent with past practice, and, except for the amount of any applicable aggregate reserves for uncollectibility, counterclaims, or setoffs shown on the Reference Balance Sheet, (i) are good and collectible at the recorded amounts thereof in the ordinary course of business, to the extent not collected prior to the date hereof, (ii) are not subject to any counterclaims or setoffs, and (iii) are not otherwise in dispute. None of the Accounts Receivable have been factored, pledged, turned over for collection, or assigned to any person or third party.

                  (d) Except as disclosed on Disclosure Schedule ss. 2.3 or as otherwise reflected in the Financial Statements, since August 31, 2002, the Company has not:

                           (i)      borrowed any amount (including advances on
existing credit facilities) or incurred or become subject to any liability in excess of $20,000 individually or $50,000 in the aggregate, except (i) current liabilities incurred in the ordinary course of business and (ii) liabilities under contracts entered into in the ordinary course of business;

                           (ii)     mortgaged, pledged or subjected to any
Encumbrance (as defined herein) any of the Company's assets with a fair market value in excess of $20,000, except for Permitted Encumbrances;

                           (iii)    sold, assigned or transferred (including,
without limitation, transfers to any employees, affiliates or Stockholders) any tangible or intangible Company assets with a fair market value in excess of $20,000 individually or $50,000 in the aggregate;

                           (iv)     made any capital expenditures or commitments
therefor in excess of $20,000 individually, or $50,000 in the aggregate; and

                           (v)      made any change in accounting principles or
practices from those utilized in the preparation of the Financial Statements.

         2.4      CAPITALIZATION; TRANSFER OF SHARES.

                  (a) VitalChek's authorized capital stock consists of Forty Thousand (40,000) shares of common stock, no par value. VitalChek Canada's authorized capital stock consists of One Thousand (1,000) shares of common stock, no par value. Neither VitalChek nor VitalChek Canada has any other classes, series or types of authorized or outstanding capital stock. Disclosure Schedule ss. 2.4 sets forth the issued and outstanding Shares of both VitalChek and VitalChek Canada and identifies the individual owners of all Shares.

                  (b) Except as set forth on Disclosure Schedule ss. 2.4(b), neither VitalChek nor VitalChek Canada has any outstanding options, warrants, restricted shares, stock appreciation rights, phantom rights, agreements, arrangements or commitments or any other rights whatsoever relating to the issuance, sale or transfer of any equity interests of any type of VitalChek or VitalChek Canada (whether vested, unvested, contained in a qualified or nonqualified benefit plan or otherwise), including without limitation any such interests convertible or exchangeable at any time into any equity interest of either entity ("Options"). Except as set forth on Disclosure Schedule ss. 2.4(b), neither VitalChek nor VitalChek Canada owns or has any obligations to purchase, redeem or otherwise acquire any capital stock or equity interests whatsoever in any other entity. Upon consummation of the transactions contemplated herein, Buyer will own 100% of the Shares, which will constitute 100% of the issued and outstanding capital stock of both VitalChek and VitalChek Canada.

                  (c) All issued and outstanding Shares: (a) have been duly authorized and issued by VitalChek or VitalChek Canada, and (b) were validly issued and are fully paid and non-assessable. The Shares, when sold, transferred and delivered to Buyer hereunder, will be duly authorized, validly issued, fully-paid and non-assessable, and will be sold, transferred and delivered to Buyer in compliance with all applicable federal and state securities laws.

         2.5 CONSENTS AND APPROVALS. Except as set forth on Disclosure Schedule ss. 2.5 hereto and except for the expiration of the statutory waiting period (the "H-S-R Approval") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), the execution, delivery and performance of the Transaction Documents by the Company, and the consummation of the transactions contemplated therein by the Company, require no action by or in respect of the Company, or any filing, notice, approval, consent or authorization ("Governmental Consent") of any governmental agency, authority, commission, arbitrator, court or administrative or regulatory authority of any type (foreign, federal, state or local) ("Governmental Authority"), or with any other third-party ("Third-Party Consent"), except any Governmental Consent or Third Party Consent which, if not obtained, would not cause or reasonably be expected to cause a Material Adverse Effect. Except as set forth on Disclosure Schedule ss. 2.5, neither the execution, delivery and performance by the Company of the Transaction Documents, nor the consummation of the transactions contemplated thereby, will or could reasonably be expected to: (a) violate, conflict with or result in a breach of (i) the Articles of Incorporation or Bylaws of either VitalChek or VitalChek Canada (the "Charter Documents"), (ii) any applicable constitution, statute, law, regulation or rule (foreign, federal, state or local) of any Governmental Authority ("Law"), or (iii) any order, judgment, decree, ruling, writ or settlement agreement of any Governmental Authority or court of law ("Order"), or (b) breach, violate or result in a default (or give rise to any penalty or give to any third party a right of termination, cancellation, acceleration or result in the creation of any Encumbrance) under any of the terms, conditions or provisions of any Material Contract (as defined in Section 2.12 hereof) to which the Company is a party, except for purposes of this subsection (b), where such breach, violation or default would not cause or reasonably be expected to cause a Material Adverse Effect. The respective Boards of Directors of VitalChek and VitalChek Canada each has approved this Agreement and all transactions related hereto prior to the Closing.

         2.6 LITIGATION; CLAIMS. Except as set forth on Disclosure Schedule ss. 2.6 hereto, there are no suits, claims, actions, investigations, informal objections, complaints or proceedings of any type (collectively, "Actions") pending (or, to the knowledge of the Company, threatened) against or affecting the Company, nor is the Company or any of its properties or assets subject to any Order. There are no Actions pending against the Company before any Governmental Authority, nor is the Company subject to any Order that will or could reasonably be expected to prevent, delay or burden the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Disclosure Schedule ss. 2.6 also separately identifies all current, prior (within the previous 24 months), pending, asserted or threatened disputes with any Company's existing customers. Except as set forth in Disclosure Schedule ss. 2.6, no Stockholder has any claims, damages, causes of action or demands of any kind whatsoever (whether known or unknown, contingent or direct, liquidated or unliquidated) against the Company.

         2.7 COMPLIANCE WITH LAW; PERMITS. Except as set forth on Disclosure Schedule ss. 2.7 hereto, to the knowledge of the Company, the Company is in compliance with all applicable Laws, and there are no pending Actions in respect thereof. The Company has not received any written notice regarding any violation of any Law from any Governmental Authority or otherwise. Except as set forth on Disclosure Schedule ss. 2.7, the Company has all permits, approvals, licenses, certificates, authorizations and franchises from all Governmental Authorities required to conduct the Business as now being conducted (collectively "Permits"), and is in compliance with all such Permits, except where the failure to have or to be in compliance with any such Permit does not cause or could not reasonably be expected to cause a Material Adverse Effect. To the knowledge of the Company, there are no pending or proposed Laws that would or could reasonably be expected to have a Material Adverse Effect.

         2.8      TAX MATTERS.

                  (a) VitalChek has duly and properly elected and filed all applicable forms and taken all required actions with the Internal Revenue Service ("IRS") ) required to be treated as an S corporation for federal income tax purposes ("S Election") under Section 1361(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") pursuant to an election filed with the IRS in accordance with Section 1362 of the Code. Such S Election was properly effected as of January 1, 1995, and has been in effect since such date and is currently in effect. As of January 1, 1995, and at all times thereafter, VitalChek has been an S corporation under Section 1361(a)(1) of the Code. At all times since its inception, VitalChek has had fewer than seventy-five (75) owners of its equity capital stock. VitalChek Canada has never made an S Election under the Code.

                  (b) Except as described on Disclosure Schedule ss. 2.8(b), each of VitalChek and VitalChek Canada, as of the date hereof, has timely and accurately filed all foreign, federal, state and local tax returns and reports of all types ("Tax Returns") required to be filed by it prior to such date, and has timely and accurately paid, or prior to the Closing Date will timely pay, all Taxes (as defined in this Section 2.8(b)) (other than Taxes due as a result of a 338(h)(10) Election, which shall be treated as set forth in Section 5.4 hereof ) that are owed for all periods up to and including the Closing Date, including, without limitation, all income, property, sales, excise, intangible, use, franchise, value-added, social security, employment, withholding, payroll and any other taxes of every type, including all interest, penalties and additions thereon ("Taxes"), whether disputed or not. All deposits required to be made by VitalChek and VitalChek Canada with respect to employees' withholding and other types of Taxes have been duly and timely made. Except as described on Disclosure Schedule ss. 2.8(b), there are, and on the Closing Date will be, no unpaid Taxes that have not been accrued and reflected on the books and Financial Statements of VitalChek or VitalChek Canada, or any additions to Tax, penalties, or interest payable by the Company or by any other Person that are or could become an Encumbrance on any asset, or otherwise adversely affect the Business, properties, assets or financial condition of the Company. The Balance Sheets contained in the Financial Statements fully and properly reflect, as of the date thereof, the liabilities of VitalChek and VitalChek Canada for all accrued Taxes. No assessments or notices of deficiency or other communications (written or verbal) have been received by the Company or any Stockholder with respect to any such Tax Return. The federal income tax liability of VitalChek and VitalChek Canada for all of their respective taxable years ending prior to and including the taxable year ended December 31, 1998 have been closed as to deficiencies and refund of Taxes by applicable statutes of limitations. There are no agreements between the Company and any federal, state or local taxing authority, including, without limitation, the IRS, waiving or extending any statute of limitations with respect to any Tax Return, and they have not filed any consent under
Section 341(f) of the Code.

                  (c) The fair market value of the Company at January 1, 1995 was no more than $3,800,000.

                  (d) None of the transactions contemplated hereby will result in either Company making or being required to make any "excess parachute payment" as that term is defined in ss. 280G of the Code.

         2.9      ERISA AND RELATED MATTERS.

                  (a) Disclosure Schedule ss. 2.9(a) lists all deferred compensation, pension, profit-sharing and retirement plans, and all bonus, welfare, severance pay and other "employee benefit plans" (as defined in Section 3(3) of ERISA), fringe benefit or stock option plans, including individual contracts, employee agreements, programs or arrangements, providing the same or similar benefits, whether or not written, participated in or maintained by each Company or with respect to which contributions are made or obligations assumed by each Company in respect of each Company (including health, life insurance and other benefit plans maintained for former employees or retirees), at any time between January 1, 1999 and the Closing Date. Said plans or other arrangements are sometimes collectively referred to in this Agreement as "Benefit Plans." Copies of all Benefit Plans and related documents, including those setting out each Company' personnel policies and procedures, and including any insurance contracts, trust agreements or other arrangements under which benefits are provided, as currently in effect, and descriptions of any such plan which are not written have been delivered to Buyer. Each Company has also delivered to Buyer a copy of the Summary Plan Description, if any, for each of its Benefit Plans, as well as copies of any other summaries or descriptions of any such Benefit Plans which have been provided to employees or other beneficiaries during the current and previous three (3) calendar years.

                  (b) Except as set forth on Disclosure Schedule ss. 2.9(b) hereto, each Company has fulfilled its obligations, to the extent applicable, under the minimum funding requirements of Section 302 of ERISA and Section 412 of the Code, with respect to each "employee benefit plan" (as defined in Section 3(3) of ERISA) appearing in Disclosure Schedule ss. 2.9(b). Each Benefit Plan is in compliance in all material respects with, and has been administered in all material respects consistent with, the presently applicable provisions of ERISA, the Code and state law including but not limited to the satisfaction of all applicable reporting and disclosure requirements under the Code, ERISA and state law; each Company has made all payments to all Benefit Plans as required by the terms of each such plan in accordance, if applicable, with the actuarial and funding assumptions in effect as for the most recent actuarial valuation of such plans. Except as disclosed on Disclosure Schedule ss. 2.9(b), all actuarial valuations and reports relating to said plans required by law or the terms of the plan have been prepared and a copy of the most recent actuarial valuation and report for each pension plan, as defined in Section 3(2) of ERISA, has been provided to Buyer, if applicable, and each Company has filed or caused to be filed with the IRS annual reports on Form 5500 for each Benefit Plan attributable to them for all years and periods for which such reports were required and within the time period required by

ERISA and the Code, and copies of such reports for the past three years have been provided to Buyer. Except as disclosed on Disclosure Schedule ss. 2.9(b), each Company has funded or will fund each Benefit Plan in which its employees participate or is otherwise attributable to it in accordance with its terms through Closing including the payment of applicable premiums on any insurance contract funding a Benefit Plan for coverage provided through Closing. To the extent that any annual contribution for the current year is not yet required for any Benefit Plan as of the Closing Date, each Company shall make a pro rata contribution to said plan for the period ended at the Closing Date or said contribution has been accrued on the books of each Company.

                  (c) Except as set forth on Disclosure Schedule ss. 2.9(c) hereto, no "prohibited transaction," as defined in Section 406 of ERISA and
Section 4975 of the Code, has occurred in respect of any such Benefit Plan, and no civil or criminal action brought pursuant to Part 5 of Title I or ERISA is pending or is threatened in writing or orally against any fiduciary of any such plan which, in either case, would have a Material Adverse Effect.

                  (d) Except as set forth on Disclosure Schedule ss. 2.9(d) hereto, the IRS has issued a letter for each employee pension benefit plan, as defined in Section 3(2) of ERISA listed on Disclosure Schedule ss. 2.9(d), determining that such plan is a qualified plan under Section 401(a) of the Code and is exempt from United States Federal Income Tax under Section 501(a) of the Code, and there has been no occurrence since the date of any such determination letter which has adversely affected such qualification. Neither Company maintains a plan or arrangement intended to qualify under Section 501(c)(9) of the Code.

                  (e) Except as set forth on Disclosure Schedule ss. 2.9(e) hereto, each Benefit Plan that provides medical benefits has been operated in material compliance with all requirements of Section 4980B(f) of the Code and Sections 601 through 608 of ERISA relating to continuation of coverage under certain circumstances in which coverage would otherwise cease. All former employees of each Company or other persons entitled to such continuation of coverage through relationship to said former employees are listed on Disclosure Schedule ss. 2.9(e).

                  (f) Except as set forth on Disclosure Schedule ss. 2.9(f) hereof, neither Company nor any entity that is treated as a single employer with either Company pursuant to Section 414(b), (c), (m) or (o) of the Code: (i) currently maintains or contributes to any Benefit Plan that is subject to Title IV of ERISA, nor (ii) has previously maintained or contributed to any such plan that has resulted in any material liability or potential material liability for either Company under said Title IV such that any such liability would have a Material Adverse Effect. There shall not be as of Closing any outstanding unpaid minimum funding waiver within the meaning of Section 4.12(d) of the Code.

                  (g) Attached hereto as a part of Disclosure Schedule ss. 2.9(g) is a 4-year contribution history indicating the dollar amount contributed and the level of contribution as a percentage of compensation of covered participants for each profit sharing plan, stock bonus plan or other retirement plan to which either Company makes discretionary contributions.

                  (h) Except as set forth on Disclosure Schedule ss. 2.9(h) hereof, neither Company has ever established nor ever maintained (and does not currently maintain) any Benefit Plan, plans or programs that provide post-retirement medical benefits (other than benefits described in Section 2.9(e) hereof and those which are required by law), post employment benefits, death benefits or other post retirement welfare benefits.

                  (i)      Neither Company nor any employer referred to in
Section 2.9(f) above, maintains, nor has contributed within the past five years to, any multiemployer plan within the meaning of Sections 3(37) or 4001(a)(3) of ERISA. No such employer currently has any liability to make withdrawal liability payments to any multiemployer plan. There is no pending dispute between any such employer and any multiemployer plan concerning payment of contributions or payment of withdrawal liability payments.

                  (j) All Benefit Plans have been operated and administered in accordance with their respective terms in all material respects and no materially inconsistent representation or interpretation has been made to any plan participant. Except as set forth on Disclosure Schedule ss. 2.9(j), no lawsuit or complaint (including, to the knowledge of the Company, any dispute that might result in a lawsuit or complaint against, by, or relating to any Benefit Plan or any fiduciary, as defined in Section 3(21) of ERISA) other than claims in the ordinary course of a Benefit Plan has been filed or to the knowledge of the Company is pending with respect to a Benefit Plan.

         2.10 INTELLECTUAL PROPERTY. Disclosure Schedule ss. 2.10 hereto sets forth a complete, true and accurate list of all the following items owned or licensed by the Company (or any other Person-as defined in ss. 8.1(c) hereof) and used in the Business within the two (2) years prior to Closing Date: (a) patents, trademarks, service marks, design marks, copyrights, trade names, corporate names, trade styles, brand names, logos, Internet website addresses, URL and Internet domain names (and all applications and requests therefor), including all applicable registration or serial numbers, countries and jurisdictions, dates of filing, grant, renewal and expiration, mark, class and all other pertinent information, (b) all trade secrets, know-how, formulae, proprietary processes and inventions, (c) all computer software programs of every type, including the related written and other documentation for such software (except commercially-available, "off the shelf" software programs) ("Software"), and (d) all other tangible materials embodying technology or intellectual property rights, in all cases whether registered or unregistered, foreign and domestic, whether owned by or licensed to the Company and whether such properties are located on the Company's business premises or on the business premises of any supplier or customer (collectively, the "Intellectual Property").

Except as set forth on Disclosure Schedule ss. 2.10 hereto:

                  (a) The Company possesses sole and unencumbered ownership of or the valid right to use (pursuant to valid license or other agreements) all the Intellectual Property. All license and other agreements from third parties for the Company's use of any Intellectual Property are valid and binding on the Company, and to the knowledge of the Company, are valid and binding on all other parties thereto, in full force and effect and to the knowledge of the Company are not infringing or otherwise violating any such agreements;

                  (b) All patent and trademark registrations with any Governmental Authority have been duly issued and have not been canceled, abandoned or otherwise terminated; all renewals due through the Closing Date have been filed, and all applications for patent or trademark registration have been duly filed and are in process as of the Closing Date;

                  (c) To the knowledge of the Company, the Company is not infringing upon the intellectual property rights of any other Person in any respect. The Company has not received any written notice of infringement upon or conflict with respect to Intellectual Property of any other Person;

                  (d) The Company has not received any written notice challenging or questioning the validity or effectiveness of any Intellectual Property or any license or agreement held by the Company with respect to any Intellectual Property;

                  (e) The Company has not granted any other Person or entity any rights with respect to any of the Intellectual Property;

                  (f) The Company has valid rights to sell and distribute each of the products currently being sold and distributed by it, including without limitation with respect to the programs and data received from third parties which are included or embedded in such products pursuant to valid license agreements; and

                  (g) To the knowledge of the Company, no Person is using any Intellectual Property that is confusingly similar to, which infringes upon, or which violates any Company's rights with respect to the Intellectual Property.

         2.11 REAL PROPERTY. Disclosure Schedule ss. 2.11 hereto sets forth a complete, true and correct list of all real property owned by the Company (each an "Owned Real Property"). Disclosure Schedule ss. 2.11 also sets forth information regarding the location, size and zoning of the Owned Real Property. The Company has delivered to Buyer the surveys, appraisals, title insurance policies and other information regarding the Owned Real Property in the possession of the Company or the Stockholders, and the Company has not received any notice from any insurance company of any defects or inadequacies in the Owned Real Property that would materially adversely affect the insurability of the Owned Real Property or the premiums for the insurance thereof. The Company has valid, good, marketable fee simple absolute title to the Owned Real Property, free and clear of any and all claims, interests, liens, mortgages, security interests, ownership interests, pledges, easements, restrictive covenants, rights-of-way and any other encumbrances of any type whatsoever ("Encumbrances"), other than (i) Encumbrances that are disclosed on Disclosure Schedule ss. 2.11, (ii) liens for current Taxes not yet due and payable, (ii) liens for mechanics, material or laborers arising by operation of law for sums which are not yet due, (iii) platting, subdivision, zoning, building and other similar legal requirements, and (iv) easements, restrictive covenants, rights-of-way, reservations of mineral or oil and gas interests, encroachments and other similar Encumbrances that are of record, none of which materially detract from the value of the Owned Real Property subject thereto or impair in any material respect the operation of the Company's Business (the Encumbrances described in clauses (i) through (iv) above are referred to collectively as "Permitted Encumbrances"). All Permitted Encumbrances are set forth in Disclosure Schedule ss. 2.11.

         Except as set forth on Disclosure Schedule ss. 2.11:

                  (a) No zoning, building or other federal, state or municipal law, ordinance, regulation or restriction is violated by the continued operation, maintenance or use of the Real Property (as defined herein) or any portion thereof or interest there. The current use of the Real Property with respect to the Business does not violate any restrictive covenants affecting such property. There is no Law, including without limitation any Environmental Law, that would require any expenditure to modify, improve or otherwise amend any portion of the Real Property to bring it into compliance with any such Law.

                  (b) There are no eminent domain, condemnation or other similar proceedings pending or, to the knowledge of the Company, threatened against or affecting any Real Property or any portion thereof.

                  (c) There are no Persons in possession of any portion of the Real Property other than the Company, whether as lessees, tenants at will, trespassers or otherwise.

                  (d) Disclosure Schedule ss. 2.11 sets forth a complete, true and correct list of all real property leased by the Company (each, a "Leased Real Property, and together with the Owned Real Property, the "Real Property"). The Company has a valid leasehold interest in the Leased Real Property, free and clear of all Encumbrances. The lease agreement for the Leased Real Property (the "Property Lease") constitutes all of the lease or other agreements between the Company and the landlord/owner of such property. The Company has good, valid leasehold interest in the Leased Real Property, free and clear of all Encumbrances. There are no leasing commissions or similar payments due, arising out of or resulting from or with respect to the Leased Real Property. The Company has performed each material term, covenant and condition of the Property Lease that are required to be performed by the Company at or before the date hereof, and no material event of default exists under the Lease Agreement.

         2.12 CONTRACTS. Disclosure Schedule ss. 2.12 lists all of the contracts, agreements, licenses, leases, instruments and other contractual commitments (written and oral) of every type to which the Company is bound ("Contracts"), including without limitation Contracts that are of a type described below (collectively, the "Material Contracts"):

                  (a) any Contract for capital expenditures or the acquisition or construction of fixed assets in excess of $10,000;

                  (b) any Contract for the purchase, license, lease or sale of inventory, materials, supplies, equipment, computer hardware, computer software or other property, assets, or services requiring aggregate future payments or receipts in excess of $20,000;

                  (c) any Contract for the purchase, license, sale or resale of data or information;

                  (d) any Contract for marketing, advertising, joint marketing, joint advertising and similar arrangements;

                  (e) any Contract relating to the borrowing of money or the guaranty of another Person's borrowing of money;

                  (f) any Contract granting any Person an Encumbrance on all or any part of its assets;

                  (g) any Contract granting to any Person a first refusal, first offer or similar preferential right to purchase or acquire any of the Shares or the Company's assets ("Assets");

                  (h) any Contract under which the Company is (x) a lessee or sublessee of any machinery, equipment, vehicle or other tangible personal property having an original value (individually or in the aggregate) in excess of $10,000, or (y) a lessor or lessee of any real property, including without limitation the Leased Real Property;

                  (i) any Contract limiting, restricting or prohibiting the Company from conducting any type of business anywhere in the United States or elsewhere in the world or any Contract limiting the freedom of the Company to engage in any line of business or to compete with any other Person;

                  (j)      any joint venture, partnership or similar Contract;

                  (k) Contracts, singly or in the aggregate, requiring future payments of $20,000 or more that require the consent of the other party thereto in connection with the transactions contemplated hereby;

                  (l) any employment, severance, compensation or similar Contract with any employee, any Contracts with independent contractors, consultants or similar arrangements, and any collective bargaining, union or other arrangement with any labor union; and

                  (m) any Contract (regardless of Dollar size or value) with customers of the Company.

         True and correct copies of all Material Contracts have been provided to Buyer. The Material Contracts are in full force and effect as of the date hereof, and are enforceable against the Company, and to the knowledge of the Company, enforceable against the other parties thereto in accordance with their terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and subject to the exercise of judicial discretion in accordance with principles of equity. Neither the Company, nor to the knowledge of the Company, any other party thereto is in violation or default under terms of any of the Material Contracts, and there exists no occurrence, event, condition or act which, upon the giving of notice or the lapse of time or otherwise, could reasonably be expected to result in such a default. Other than as noted on Disclosure Schedule ss. 2.12, none of the Material Contracts (a) is subject to cancellation or termination upon consummation of the transactions contemplated herein, or

(b) requires any Governmental Consents or Third-Party Consents prior to the transfer or assignment thereof.

         2.13 TITLE TO ASSETS. Except as set forth on Disclosure Schedule ss. 2.13 hereto, the Company owns (solely and without any other ownership interests held by any other Person) good, valid, legal and marketable title to each of the assets of every type owned by it and/or reflected on its books and records or Financial Statements and/or used in the operation of the Business, free and clear of all Encumbrances of every type whatsoever other than Permitted Encumbrances.

         2.14 ENVIRONMENTAL AND SAFETY MATTERS. Except as set forth on Disclosure Schedule ss. 2.14 hereto, the Company (including without limitation, the Real Property and all buildings and improvements thereon): (i) is and has been in compliance with all applicable Environmental Laws (as defined below),
(ii) has not received any request for information or written notice alleging or otherwise regarding any potential liability, noncompliance or any investigatory or remedial obligations arising under applicable Environmental Laws, (iii) has obtained and is in material compliance with all terms and conditions of all permits, licenses and other authorizations required pursuant to Environmental Laws, (iv) is not subject to any pending or (to the knowledge of the Company) threatened judicial or administrative proceeding alleging the violation of or liability under Environmental Laws, and (v) has no liability under any Environmental Law. Further, there are no conditions, occurrences or activities that have given or could reasonably be expected to give rise to liability against the Company under any Environmental Laws. The transactions contemplated by this Agreement do not and will not impose any obligations under Environmental Laws for site investigation, remediation, notice or consent of any Governmental Authority or third parties or otherwise. Disclosure Schedule ss. 2.14 identifies all storage tanks on the Real Property and the contents thereof, and identifies all existing governmental registrations with respect to such storage tanks. For purposes of this Section 2.14, "Environmental Laws" means all foreign, federal, state or local statutes, laws, codes, rules, regulations, ordinances, orders, standards, common law, permits, licenses or requirements (including consent decrees, judicial decisions and administrative orders) presently in force pertaining to the protection, preservation, conservation or regulation of the environment, or imposing requirements relating to public or employee health and safety, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Emergency Planning and Community Right to Know Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and the Occupational Safety and Health Act, each as amended or reauthorized.

         2.15 EMPLOYEE RELATIONS. Within the two (2) years prior to the Closing Date, the Company has not experienced any strike, picketing, boycott, work stoppage or slowdown or other labor dispute, nor to the knowledge of the Company, is any such event or any organizing effort threatened against it. Except as set forth on Disclosure Schedule ss. 2.15 hereto, there is no pending charge or complaint of unfair labor practice, employment discrimination or similar matters against the Company relating to the employment of labor, nor have any such charges or complaints been filed with any Governmental Authority within two (2) years prior to the date of this Agreement. The Company has complied with all laws relating to employees, employment and labor, including without limitation provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. All employees of the Company have executed agreements regarding confidentiality and non-disclosure. Neither Company currently has or has ever employed any residents of Canada.

         2.16 BUSINESS INSURANCE. Immediately prior to the Effective Date, the Company had in full force all workers' compensation or similar insurance required by the laws of any jurisdiction in which any operations of the Company is conducted. Immediately prior to the Effective Date, the Company had in full force (i) business interruption insurance, (ii) comprehensive general liability insurance, (iii) fire and casualty insurance policies and (iv) public liability insurance as listed on Disclosure Schedule ss. 2.16. Such insurance policies and plans have been provided to the Buyer, and immediately prior to the Effective Date were in full force and effect. The Company has not received any written notice of cancellation of any of such policies. There exists no breach by the insured under any such policy which gives the insurer the right thereunder to terminate such policy. All such policies have been paid in full and are guaranteed cost programs and are not subject to retroactive adjustment.

         2.17 DATA. All acquisitions, distributions and uses of data and other information by the Company in operation of the Business are and have been in compliance with all applicable Laws.

         2.18 SOFTWARE PERFORMANCE. Subject to current industry standards, the Software performs properly and in conformity with the specifications set forth in its Documentation. The Software operates without material malfunctions or design failures, and is free from any material defects, errors and "bugs." The Software has adequate capability and capacity for the Business as currently conducted. For purposes of this Section 2.18, "Documentation" means the functional and design specifications, the object and source code versions, the programmer and user manuals and other such programmer and operator documentation related to the Software.

         2.19 FCPA. Neither the Company nor any of its officers, directors, agents, employees or other Persons acting on behalf of the Company has, in the course of its actions for or on behalf of the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         2.20 BROKERS. No broker, finder, investment banker or any other third party ("Broker") is entitled to any brokerage, finder's or other fee or commission from the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Stockholder. The payment of all fees and expenses of any Broker engaged by the Stockholders shall be paid by the Stockholders and not the Company, the Buyer or the Parent.

         2.21 INSURANCE POLICIES. The life insurance policies in the names of William Burns, Barbara Barrett and Joseph Barrett (the "Insurance Policies") have been amended to remove the

Company's 401(k) Plan as the owner and beneficiary of such policies and for all other purposes (the "Insurance Policy Amendments").

         2.22 DISCLOSURE. No representation or warranty by the Principal Stockholders or either Company contained in this Agreement or any Disclosure Schedule hereto, or any certificate of other instrument referred to herein contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact which is necessary in order to make the statements contained herein or therein not misleading.


                                  ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         Each Stockholder, individually as to himself or herself and as to his or her Shares, hereby represents and warrants to Buyer that:

         3.1 AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance by each Stockholder of the Transaction Documents and the consummation of the transactions contemplated thereby, are within each Stockholder's authority and power. Each Stockholder has the appropriate individual capacity and authority to enter into and consummate the transactions contemplated by the Transaction Documents. Each applicable Transaction Document and the transactions contemplated therein constitutes (or will constitute when executed) the valid and legally binding obligations of each Stockholder, enforceable against each Stockholder (as applicable) in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors' rights generally and the principles of equity.

         3.2 CONSENTS AND APPROVALS. Except as set forth on Disclosure Schedule ss. 2.5 hereto and except for the H-S-R Approval, the execution, delivery and performance of the Transaction Documents by Stockholders, and the consummation of the transactions contemplated therein by Stockholders, require no action by or in respect of any Stockholder, or any Governmental Consent of any Governmental Authority or any Third-Party Consent, except any Governmental Consent or Third Party Consent which, if not obtained, would not cause or reasonably be expected to cause a Material Adverse Effect. Except as set forth on Disclosure Schedule ss. 2.5, neither the execution, delivery and performance by the Stockholders of the Transaction Documents, nor the consummation of the transactions contemplated thereby, will or could reasonably be expected to: (a) violate, conflict with or result in a breach of any Charter Document or applicable Law or Order, or (b) breach, violate or result in a default (or give rise to any penalty or give to any third party a right of termination, cancellation, acceleration or result in the creation of any Encumbrance) under any of the terms, conditions or provisions of any Material Contract to which the Company is a party, except for purposes of this subsection (b), where such breach, violation or default would not cause or reasonably be expected to cause a Material Adverse Effect.

         3.3 TITLE TO SHARES. Each Stockholder owns (solely and without any other ownership or other interests of any type held by any other Person) good, valid, legal and marketable title to, and ownership and possession of, all of his or her Shares, free and clear of any and all Encumbrances of every type whatsoever.

         3.4 DISCLOSURE. No representation or warranty by the Stockholders contained in this Agreement or any Schedule hereto, or any certificate of other instrument referred to herein contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact which is necessary in order to make the statements contained herein or therein not misleading.


                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF THE BUYER AND PARENT

The Buyer and Parent represent and warrant to the Stockholders as follows:

         4.1 ORGANIZATION AND QUALIFICATION. The Buyer and the Parent each is a corporation duly formed, validly existing and in good standing under the laws of the State of Georgia. The Buyer and the Parent each has the requisite corporate power to execute and deliver this Agreement and to carry out the transactions contemplated hereby.

         4.2 AUTHORIZATION. The execution, delivery and performance by the Buyer and the Parent of this Agreement and the transactions contemplated hereby are within the corporate powers of the Buyer and the Parent, and have been duly authorized by all necessary corporate action by the Buyer and the Parent. Each Transaction Document to which Buyer and the Parent are parties (as applicable) constitutes a valid and binding obligation of the Buyer and Parent (as applicable), enforceable against them in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws of general application affecting the enforcement of creditors' rights generally.

         4.3 CONSENTS AND APPROVALS. Except for the H-S-R Approval, the execution, delivery and performance by the Buyer and the Parent of each Transaction Document (as applicable) to which it is a party and the consummation of the transactions contemplated thereby require no action by or in respect of, or any filing with or notice to, any Governmental Authority which, if not obtained or made, will prevent, materially delay or materially burden the transactions contemplated by this Agreement. Neither the execution, delivery and performance by the Buyer and the Parent of the Transaction Documents, nor the consummation of the transactions contemplated thereby, will or could reasonably be expected to violate, conflict with or result in a breach of (i) the Articles of Incorporation or Bylaws of Buyer or the Parent, (ii) any applicable Law or Order, or (iii) any material contract to which Buyer or the Parent is a party.

         4.4 LITIGATION. There is no litigation pending or (to the knowledge of Buyer or Parent) threatened that would prevent or delay the consummation of the transactions contemplated by this Agreement.

         4.5 FINANCIAL RESOURCES. Buyer and Parent each have the financial resources necessary to consummate the transactions contemplated by this Agreement.

         4.6 BROKERS. No broker, finder, investment banker or other third party is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Buyer.

         4.7 INSPECTION; NO OTHER REPRESENTATIONS. Buyer and Parent qualify as "accredited investors" under Rule 501 and meet the requirements of Rule 506(b)(2)(ii) under the Securities Act of 1933, and have engaged expert advisors, experienced in the evaluation and purchase of companies such as the Company as contemplated hereunder. Buyer and Parent acknowledge that the Company has given Buyer and Parent full access to the key employees and facilities of the Company, and that the Company and Stockholders have provided documents and materials relating to the Company and the Business to Buyer in connection with its due diligence review of the Company. Buyer agrees and acknowledges that it is acquiring the Shares without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to the Company or its Stockholders, except (a) as based on documents and materials provided by the Company and the Stockholders and their representatives to Buyer and its representatives, and (b) as set forth in this Agreement (including without limitation the Disclosure Schedule and Exhibits hereto) and the Transaction Documents. Without limiting the generality of the foregoing, Parent and Buyer acknowledge that the Company and the Stockholders make no representation or warranty with respect to any projections, estimates or budgets delivered to or made available to Parent and Buyer of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company or the future business and operations of the Company, except as expressly set forth in this Agreement (including without limitation the Disclosure Schedule hereto) and the Transaction Documents.

         4.8 DISCLOSURE. No representation or warranty by the Buyer or Parent contained in this Agreement, or any certificate of other instrument referred to herein contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact which is necessary in order to make the statements contained herein or therein not misleading.


                                   ARTICLE V
                             POST-CLOSING COVENANTS


         5.1 POST-CLOSING ACTIONS. After the Closing, the parties agree to cooperate in good faith and use all commercially reasonable best efforts (including taking actions, executing documents and otherwise) to: (a) secure all required or advisable Third Party Consents, Governmental Consents and all other matters in connection with the transfer of the Company to the Buyer that are not so secured as of the Closing, and (b) terminate and release all mortgages, deeds of trust and similar Liens on the Owned Real Property, and file or record all applicable documents to evidence such terminations and releases.

         5.2 PUBLIC ANNOUNCEMENTS. The Stockholder's Representative and Parent shall consult with each other in good faith before issuing any joint or individual press releases or otherwise making any individual or joint public statements with respect to this Agreement or the transactions contemplated hereby; provided, that if Parent is required to issue any press release or make any public announcement regarding the transactions contemplated hereby pursuant to federal securities laws (in Parent's sole judgment), Parent shall provide such release or statement to the Stockholder's Representative for review but Parent may make such release or statement without consent of Stockholder's Representative.

         5.3      EMPLOYEE BENEFITS AND INSURANCE MATTERS.

                  (a) Existing Company Plans. The Company shall terminate its adoption of the following insurance programs maintained by separate sponsoring companies as of the Effective Date: worker's compensation, general liability insurance, umbrella insurance, Internet errors and omission and property insurance. The Company's existing employee group welfare benefit plans, including without limitation the Company's group health insurance ("Company Plans"), shall not be terminated prior to Closing by the Company and shall remain in effect as of the Closing, provided, that Buyer may terminate such Company Plans and substitute participation in the Buyer's or Parent's similar plans by Company employees after the Closing Date.

                  (b) Funding of Defined Benefit Retirement Plan. The Company shall contribute to the Company's Defined Benefit Retirement Plan (the "Defined Plan") the amount of $157,771, or if greater, the amount certified by Thornthwaite & Company, Actuaries and Consultants, as constituting the contribution receivable for the 2002 plan year (the "2002 Contribution"), provided that such 2002 Contribution shall be included in the calculation of Working Capital as provided in Section 6.2(g) hereof and the determinations of EBITDA as provided in Section 1.4 hereof.

                  (c) Termination Liability with Respect to Defined Benefit Retirement Plan. Buyer intends to terminate the Defined Plan effective on or about January 31, 2003 (the "Defined Plan Termination"), and any resulting liabilities shall not be included in the calculation of Working Capital as provided in Section 6.2(g) hereof or in the determinations of EBITDA as provided in Section 1.4 hereof, and shall not be the responsibility of the Stockholders.

                  (d) Insurance Policies. If required after the Closing Date, the Principal Stockholders shall cooperate in good faith and use all best efforts (including taking actions, executing documents and otherwise) to effectuate the Insurance Policy Amendments. Subsequent to the Closing Date, none of the Company, the Company's 401(k) Plan, the Buyer and the Parent shall be responsible for, be required to make or shall make any payments of premiums or incur other expenses whatsoever in connection with the Insurance Policies or otherwise on behalf of the owners or beneficiaries of those Insurance Policies.

         5.4      TAX ELECTION.

                  (a)      If the Buyer determines that a joint election under
Section 338(h)(10) of the Code with respect to Buyer's purchase of the VitalChek Shares (the "338(h)(10) Election") will be beneficial to the Buyer, then the Stockholders and Buyer shall make such a joint election. Each Stockholder shall execute an IRS Form 8023 (the "Form") and shall deliver such fully-executed Form to the Escrow Agent at the Closing as set forth in Section 5.4(c) hereof. If the 338(h)(10) Election is to be made, the Buyer shall file such Form in its discretion as necessary with the appropriate office(s) of the IRS (the "338 Filing"). Each Stockholder shall provide all information and data required and requested by Buyer for purposes of making the 338(h)(10) Election and calculation of the Excess Taxes as set forth in Section 5.4(b) below.

                  (b) Excess Taxes. To the extent that any Stockholder is required to pay any federal, state or local income Taxes in excess of the amount of such Taxes that would be due if the 338(h)(10) Election had not been made (the "Excess Taxes"), the Buyer shall reimburse each such Stockholder for such Excess Taxes including additional Taxes resulting from the payment of Excess Taxes as provided herein, and the Purchase Price shall be deemed to be adjusted by such amounts. Attached as Disclosure Schedule ss. 5.4(b) is an estimate of the amount of such Excess Taxes and a methodology for calculating same. The Excess Taxes amount shall be estimated as of the Effective Date using the balances of VitalChek's balance sheet items as of the Effective Date in accordance with the calculation set forth in Disclosure Schedule ss. 5.4(b) attached hereto. If the Buyer determines to make the 338(h)(10) Election, an amount equal to the Excess Taxes so estimated shall be paid by Buyer to the Stockholders' Representative (the "Excess Tax Payment"), and the Form shall be released to Buyer from escrow simultaneous with the Excess Tax Payment. Upon the filing by the Stockholders of their individual respective income Tax
Returns for 2002 ("Individual Returns") and subsequent periods in which a payment under this Agreement or related agreement is received by a Stockholder, each Stockholder shall compute his/her respective individual final amount of Excess Taxes, using his/her actual tax liability incurred ("Final Excess Taxes"), and within ten (10) business days after filing their respective Individual Returns, each Stockholder shall deliver to Buyer a notarized written statement ("Written Tax Statement") setting forth his/her Final Excess Taxes, which shall include reasonable detail regarding calculation and determination of such Final Excess Taxes, provided, that the Written Tax Statements must be delivered to Buyer regardless of whether such Final Excess Taxes amount is greater or less than the original Excess Tax Payment. Within ten (10) business days after receipt of each Written Tax Statement, and if Buyer does not dispute such Written Tax Statement: (a) if the Final Excess Taxes exceeds the Excess
Tax Payment (the "Upside Difference"), Buyer shall promptly pay the applicable Stockholder an amount equal to the Upside Difference, and (b) if the Final Excess Taxes is less than the Excess Tax Payment (the "Downside Difference"), the applicable Stockholder shall promptly pay Buyer an amount equal to the Downside Difference. If the Buyer disputes any individual Written Tax
Statement, the Buyer and applicable Stockholder shall cooperate and communicate in good faith to resolve the dispute. Notwithstanding anything to the contrary in this Agreement, Buyer shall be liable for all Taxes incurred by the Company resulting from the 338(h)(10) Election, including, but not limited to, Taxes imposed under Code Section 1374 and related state and local provisions, transfer Taxes and state and local corporate income and franchise Taxes.

                  (c) Escrow Arrangements. The fully-executed Form shall be delivered to the Escrow Agent at Closing, and shall be held in escrow by the Escrow Agent as set forth in this Section 5.4(c) and the Escrow Agreement. The Form shall be held in escrow by the Escrow Agent until the earlier of: (a) the date the Form is released pursuant to joint written instructions or as otherwise allowed under the Escrow Agreement, or (b) one (1) year after the Closing Date, at which time the Form shall be released to the Stockholders' Representative if not previously released as set forth herein. The Form shall be released immediately to Buyer simultaneous with payment of the Excess Tax Payment as set forth in Section 5.4(b). The parties to this Agreement agree to cooperate in good faith and promptly take all actions (including without limitation, execution of joint written instructions to the Escrow Agent) necessary to facilitate the release of the Form from the Escrow Account, as set forth in this Section 5.4.

                  (d) Indemnification. If the IRS audits any Tax Return of any Stockholder after the Closing Date (the "Audit") and if pursuant to such Audit a final determination is made that any Stockholder's Excess Taxes are greater or less than the Excess Taxes previously paid by such Stockholder (the "Original Excess Tax Amount") for such taxable period (the "Revised Excess Tax Amount"), then: (i) if such Revised Excess Tax Amount is greater than the Original Excess Tax Amount, the Buyer shall promptly pay such Stockholder(s) an amount equal to all additional Excess Taxes paid by the Stockholder(s), and (ii) if such Revised Excess Tax Amount is less than the Original Excess Tax Amount (a "Refund"), such Stockholder(s) shall promptly pay the Buyer an amount equal to the Refund amount.

                  (e) Tax Proceedings. The Stockholders shall control any proceedings or audit of their own Tax Returns, except the Stockholders shall permit the Buyer or Parent, at Buyer's or Parent's election, to control and conduct the portion of any tax proceeding, whether administrative or judicial, that relates to federal, state or local Taxes for which the Buyer or Parent is or may be liable pursuant to this Section 5.4 ("Indemnifiable Tax Proceedings"), subject to Buyer acknowledging to the Stockholders in writing its liability under this Section 5.4 for such Taxes. If Buyer elects to control the Indemnifiable Tax Proceeding, Buyer shall exercise good faith in such control, and Buyer shall keep the Stockholders informed of the status of any such proceeding and shall advise the Stockholders of any material developments with respect to such proceeding. The Stockholders shall provide to Buyer or its agents any written authorization required to permit the Buyer and its agents to control and conduct any such Indemnifiable Tax Proceeding. The Buyer shall provide to the Stockholders and their representatives an opportunity to be present at any hearings, conferences, meetings, trial and other discussions with any tax authorities relating to any such Indemnifiable Tax Proceeding. The Buyer shall have no authority to, and shall not address, discuss, compromise or settle with any taxing authority any Tax issue or claim that may affect, in any way, the tax liability of a Stockholder for which the Stockholder is not entitled to payment pursuant to this Section 5.4. The Buyer shall also not compromise or settle any Tax issue for which Buyer or Parent is liable under this Section 5.4 without the written consent of the Stockholders which, if withheld, eliminates Buyer's obligation under Section 5.4(d). Notwithstanding Buyer's election to control the Indemnifiable Tax Proceedings, the Stockholders may, at any time after the Buyer so elects, assume control of the Indemnifiable Tax Proceedings which, if the Stockholders so assume, eliminates Buyer's obligation under
Section 5.4(d).

         5.5 COMPANY TAX RETURN. The Principal Stockholders shall prepare or cause to be prepared and filed at the Stockholders' expense all Tax Returns for the Company (e.g., IRS Form 1120S, Schedule K-1 (1120S)) ("Pre-Closing Tax Returns") for the Company's taxable year ending the day before the Closing Date or as of the end of the Closing Date, as appropriate and shall pay all Taxes due thereon, except to the extent accrued by the Buyer as of the Closing Date (the "Pre-Closing Taxes"), provided, that the Principal Stockholders shall provide Buyer with a reasonable opportunity and length of time to review such Pre-Closing Tax Returns prior to filing, and provided further, that if the Buyer determines to make the 338(h)(10) Election, the Buyer may revise, to the extent permitted by law, such proposed Pre-Closing Tax Returns to the extent the provisions thereof affect the 338(h)(10) Election (in Buyer's reasonable judgment) ("338-Related Changes"). The Stockholders shall be responsible for all Pre-Closing Taxes as determined in the Pre-Closing Tax Returns, except as provided in Section 5.4(b). Each such Tax Return shall be based on the same tax accounting methods and elections as used for the Company's taxable year immediately preceding the year of such tax return, except as otherwise required by law or as agreed upon by Buyer and the Stockholders. The Buyer shall provide the Stockholders or the Stockholders' Representative reasonable access to the applicable books and records of the Company and the applicable accountant work papers (to the extent such work papers are available or such accounting firm consents to such review) reasonably required in connection with the preparation of such Tax Returns. A photocopy of each such proposed Tax Return shall be furnished to the Buyer at least 30 calendar days before the due date (including any extensions) for filing the Tax Return.

         5.6 VITALCHEK OFFICES. Unless the Principal Stockholders and Buyer jointly agree that it would be in the best interests of the Company to move its principal executive and operational offices ("Offices") outside of the greater Nashville, Tennessee area ("Nashville"), Buyer and Parent shall cause the Company to retain its Offices in or around Nashville at least until June 30, 2006.

         5.7 RIGHT OF FIRST REFUSAL. For a period of three (3) years following the Closing, if Buyer or Parent (or any affiliate thereof): (a) considers selling all or any portion of the Owned Real Property ("Offered Property") to any Person not affiliated with Parent, or (b) has a bona fide third party offer to sell the Offered Property to any Person not affiliated with Parent, the Principal Stockholders shall be given reasonable advance written notice of such matter, and in the case of (b) above shall have the right to purchase such Offered Property on the same terms. The parties shall cooperate and communicate in good faith in carrying out the terms of this provision.


         5.8 MISCELLANEOUS. The suites at the sports facilities of Vanderbilt University and University of Tennessee previously utilized by the Company shall not be obligations of the Company, Parent or Buyer after the Closing Date.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

         6.1 CONDITIONS TO EACH PARTY'S OBLIGATION.The respective obligations of each party to effect the transactions contemplated hereby are subject to the satisfaction or waiver prior to the Closing Date of the following conditions:

                  (a) No Legal Prohibition. No statute, rule, regulation or order shall be enacted, promulgated, entered or enforced by any court or governmental authority which would prohibit consummation by such party of the transactions contemplated hereby; and

                  (b) No Injunction. Such party shall not be prohibited by any order, ruling, consent, decree, judgment or injunction of a court or regulatory agency of competent jurisdiction from consummating the transactions contemplated hereby.

         6.2 CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to effect the transactions contemplated hereby shall be subject to the satisfaction or waiver, prior to or at the Closing, of the following conditions:

                  (a) Representations, Warranties and Covenants. Except as expressly contemplated by this Agreement, the representations and warranties of each Company and the Stockholders contained in this Agreement shall be true and correct in all material respects (except representations and warranties qualified as to materiality or knowledge, which shall be true and correct in all respects) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Each Company and each Stockholder shall have performed and complied with all applicable covenants and agreements required by this Agreement to be performed or complied with by it or him/her on or prior to the Closing Date.

                  (b) Approvals. All Governmental Consents (including without limitation the H-S-R Approval) and Third-Party Consents set forth on Disclosure Schedule ss. 2.5 and ss. 5.2 shall have been obtained in form and substance reasonably satisfactory to the Buyer.

                  (c) Existing Indebtedness. The Company shall not have any outstanding indebtedness on the Closing Date, except trade payables, in each case only if and to the extent such items are reflected in the Financial Statements or disclosed in Disclosure Schedule ss. 6.2(c).

                  (d) Approvals of Boards of Directors. The Board of Directors of VitalChek and VitalChek Canada and the Board of Directors of Buyer each must approve this Agreement and the transactions contemplated hereby.

                  (e) Absence of Adverse Changes. Since the date of the Reference Balance Sheet, the Company shall not have suffered any Material Adverse Effect in its Business, operations, assets, financial condition, results of operations or prospects;

                  (f) Delivery of Documents. On the Closing Date, the Stockholders and the Company (as applicable) shall have executed, as required, and delivered to Buyer all of the following:

                           (i)      Stock Purchase Agreement: this Agreement;

                           (ii)     Stock Certificates: the certificates for all
of the Shares, together with required instruments of conveyance including executed stock powers and similar instruments required to convey, transfer, assign and deliver the same to Buyer, endorsed in blank or with an executed blank transfer power attached, and with all necessary transfer tax stamps attached thereto;

                           (iii)    Escrow Agreement: the Escrow Agreement;

                           (iv)     Officer's Certificates: a certificate of the
Chief Executive Officer and the Chief Financial Officer of each of VitalChek and VitalChek Canada substantially in the form of Exhibit B hereto;

                           (v)      Secretary's Certificates: a certificate of
the corporate Secretary of each of VitalChek and VitalChek Canada substantially in the form set forth in Exhibit C attached hereto, dated the Closing Date, attaching and certifying: (a) the incumbency of each Company's executive officers, (b) each Company's Articles of Incorporation (certified also by the Secretary of State of Tennessee and Delaware, as applicable, together with a current good standing certificate), (c) each Company's Bylaws, and (d) the resolutions of the each Company's Board of Directors properly authorizing the transactions contemplated by this Agreement;

                           (vi)     Consents: all written Third Party Consents
and Governmental Consents;

                           (vii)    Intellectual Property Assignment: an
assignment and release agreement by certain persons selected by Buyer to provide for assignment and release of any and all intellectual property rights related to the Assets and the Business to the Company, substantially in the form set forth in Exhibit D hereto;

                           (viii)   Legal Opinion: a legal opinion from Piper
Rudnick LLP to Buyer, in the form attached as Exhibit E hereto;

                           (ix)     Covenant Not to Compete: a Covenant Not to
Compete from certain of the Stockholders, substantially in the form set forth in Exhibit F hereto;

                           (x)      Employment and Consulting Agreements: the
employment agreements between VitalChek and Herbert B. Barrett, Joseph W. Barrett, William T. Burns, Gregory P. Sirko, H. Edward Martin III, Donna D. Griffith, J. Mark Case, Vicky Barr, Karen Grady, T. Anthony Malkiewicz and Christopher Catignani, and the consulting agreement between Buyer and H. Michael Barrett (the "Key Officer Employment and Consulting Agreements");

                           (xi)     Resignations: resignations of all officers
and directors of VitalChek and VitalChek Canada;

                           (xii)    Stock Minute Books: all original record
books, minute books, stock ledgers, seals and all other records of VitalChek and VitalChek Canada;

                           (xiii)   Tax Elections: the Form and all other
documents, elections, agreements, opinions and instruments related to the 338(h)(10) Election (as set forth in Sections 2.8 and 5.4 hereof) and as required under the Code;

                           (xiv)    Stock Restriction Agreement; Stock
Restriction and Redemption Agreement: all documents necessary to evidence and provide for the waiver and/or termination of the Stock Restriction Agreement dated August 1, 1988 and Stock Restriction and Redemption Agreement dated August 23, 1996;

                           (xv)     Trustee Replacement: resolutions of
VitalChek's Board of Directors authorizing and directing the replacement of the current trustees under the Company's Defined Benefit Plan with John Karr, which resolution shall be effective as of the Effective Date, and resignation of the current trustees of the Defined Benefit Plan, effective as of the Effective Date; and

                           (xvi)    Other Instruments: all other documents,
certificates and instruments as shall be required to transfer and vest effective, good, valid and marketable title in the Shares to Buyer as contemplated by this Agreement, and otherwise as may be reasonably requested by Buyer.

                  (g) Working Capital Position. The Working Capital (as defined herein) of the Company as of the Closing Date shall be no less than Two Million Four Hundred Thirty-Five Thousands Dollars ($2,435,000). For purposes hereof, "Working Capital" shall be calculated as follows: current assets (including but not limited to cash, cash equivalents, marketable securities and accounts receivable no greater than 90 days old) less current liabilities (including the amount set forth in Section 5.3(b) hereof, but excluding the amounts set forth in Section 5.3(c) hereof), as of the Closing Date, prepared in accordance with GAAP. Buyer shall determine the Working Capital (with good faith cooperation from the Company and the Stockholders) prior to the Closing Date.

                  (h) Receipt of Financial Statements. Receipt by Buyer of the Financial Statements of the Company, prepared by Ernst & Young.

         6.3 CONDITIONS TO OBLIGATION OF STOCKHOLDERS. The obligation of the Stockholders and the Company to effect the transactions contemplated hereby shall be subject to the satisfaction or waiver, prior to or at the Closing, of the following conditions:

                  (a) Representations, Warranties and Covenants. Except as expressly contemplated by this Agreement, the representations and warranties of the Buyer and Parent contained in this Agreement shall be true and correct in all material respects (except representations and warranties qualified as to materiality or knowledge, which shall be true and correct in all respects) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Buyer and Parent shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Buyer and Parent on or prior to the Closing Date.

                  (b) Approvals. All Governmental Consents and Third Party Consents set forth on Disclosure Schedule ss. 2.5 shall have been obtained in form and substance reasonably satisfactory to the Stockholders.

                  (c) Delivery of Documents and Payment of Purchase Price. On the Closing Date, Buyer and Parent (as applicable) shall have executed, as required, and delivered to Stockholders all of the following:

                           (i)      Stock Purchase Agreement: this Agreement;

                           (ii)     Escrow Agreement: the Escrow Agreement;

                           (iii)    Officer's Certificates: a certificate of the
General Counsel and Secretary of Buyer and Parent substantially in the form of Exhibit G hereto;

                           (iv)     Secretary's Certificate: a certificate of
Buyer's Secretary substantially in the form set forth in Exhibit H attached hereto, dated the Closing Date, attaching and certifying: (1) the incumbency of certain of Buyer's officers, and (2) the resolutions of the Buyer's Board of Directors properly authorizing the transactions contemplated by this Agreement;

                           (v)      Employment and Consulting Agreements: the
Key Officer Employment and Consulting Agreements; and

                           (vi)     Payment of Purchase Price: the Purchase
Price shall have been paid and funded as set forth herein.

                           (vii)    Legal Opinion: a legal opinion from Hunton &
Williams to the Stockholders and the Company, in the form attached as Exhibit I hereto.

ARTICLE VII
                                 INDEMNIFICATION

         7.1 INDEMNIFICATION BY PRINCIPAL STOCKHOLDERS. The Principal Stockholders hereby agree to jointly and severally defend, indemnify and hold harmless Buyer, Parent and their respective directors, officers, employees, agents, successors, assigns and affiliates (collectively, the "Buyer Indemnified Parties") from and against any and all claims, losses, liabilities, damages, deficiencies, assessments, judgments, actions, suits, proceedings, demands, costs and expenses, including reasonable attorneys' fees (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this Article VII) (a "Buyer Loss" or collectively, "Buyer Losses"), directly or indirectly caused by, resulting from or arising out of:

                  (a)      any misrepresentation or breach of any
representations or warranties under this Agreement or any certificate or instrument delivered in connection herewith by the Company or any Stockholder;

                  (b) any breach or failure by the Company or any Stockholder to perform or otherwise fulfill any covenant, undertaking, agreement or obligation hereunder; or

                  (c)      fraud or intentional misrepresentation;

provided, however, that if any Buyer Loss shall be asserted in respect of which a Buyer Indemnified Party proposes to demand indemnification hereunder ("Buyer Indemnified Claims"), Buyer or such other Buyer Indemnified Party shall notify the Stockholders' Representative thereof; provided further, however, that the failure to so notify the Stockholders' Representative shall not reduce or affect their obligations with respect thereto except to the extent that the Principal Stockholders are prejudiced thereby. Subject to liability therefor, at their own respective costs, the Principal Stockholders (through the Stockholders' Representative) shall have the right promptly upon receipt of such notice to participate in the defense, compromise or settlement of any such Buyer Indemnified Claims (provided that any compromise or settlement must be reasonably approved in writing by both parties, in good faith reasonable cooperation, which approval shall not be unreasonably withheld or delayed), including, at its own expense, employment of counsel reasonably satisfactory to Buyer; provided, however, that if the Principal Stockholders (through the Stockholders' Representative) shall have exercised their respective rights to join in such defense, Buyer may, in its sole discretion and at its expense, employ counsel to represent it separately (in addition to counsel employed by the Principal Stockholders) in any such matter. In all such matters, the Principal Stockholders and Buyer (and their respective legal counsel) shall cooperate in good faith in such defense, compromise or settlement. If a bona fide, firm written offer to such Principal Stockholders is made to settle any Buyer Indemnified Claim (a "Buyer Settlement Offer"), such Principal Stockholders promptly shall provide Buyer with full written details of such Buyer Settlement Offer. If the Buyer Settlement Offer: (x) is bona fide and reasonable in the good faith judgment of both parties and does not propose that any amounts are to be paid or other consideration is to be given by or on behalf of Buyer, (y) the Principal Stockholders propose to accept such Buyer Settlement Offer, and (z) Buyer refuses to consent to such Buyer Settlement Offer, then (i) the Principal Stockholders shall be excused from, and the Buyer shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; (ii) the maximum liability of the Principal Stockholders relating to such Buyer Indemnified Claim shall be the amount of the proposed Buyer Settlement Offer (subject to Section 7.3(b) hereof), and (iii) Buyer shall pay all attorneys' fees and legal costs and expenses incurred by Buyer after rejection of such Stockholder Settlement Offer.

         7.2 INDEMNIFICATION BY BUYER AND PARENT. Buyer and Parent hereby agree to defend, indemnify and hold harmless the Stockholders (collectively, "Seller Indemnified Parties") from and against any and all claims, losses, liabilities, damages, deficiencies, assessments, judgments, costs and expenses, including reasonable attorneys' fees (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this Article VII) ("Seller Loss" and collectively, "Seller Losses"), directly or indirectly resulting from or arising out of:

                  (a)      any misrepresentation or breach of any
representations or warranties under this Agreement or any certificate or instrument delivered in connection herewith by Buyer;

                  (b) any breach or failure by the Buyer or Parent to perform or otherwise fulfill any covenant, undertaking, agreement or obligation hereunder;

                  (c)      fraud or intentional misrepresentation;

provided, however, that if any claim, liability, demand, assessment, action, suit or proceeding shall be asserted in respect of which a Seller Indemnified Party proposes to demand indemnification ("Seller Indemnified Claims"), Stockholder or such other Seller Indemnitee shall notify Buyer thereof; provided further, however, that the failure to so notify Buyer shall not reduce or affect Buyer's obligations with respect thereto except to the extent that Buyer is prejudiced thereby. Subject to rights of or duties to any insurer or other third Person having liability therefor, Buyer shall have the right promptly upon receipt of such notice to participate in the defense, compromise or settlement of any such Seller Indemnified Claims (provided that any compromise or settlement must be reasonably approved in writing by both parties, in good faith reasonable cooperation, which approval shall not be unreasonably withheld or delayed), including, at its own expense, employment of counsel reasonably satisfactory to Buyer; provided, however, that if Buyer shall have exercised its right to participate in such actions as set forth above, the Stockholder may, in its sole discretion and at its expense, employ counsel to represent it (in addition to counsel employed by Buyer) in any such matter, and in such event counsel selected by Buyer shall be required to cooperate with such counsel of such Stockholder in such defense, compromise or settlement. If a bona fide, firm written offer to the Buyer is made to settle any Seller Indemnified Claim (a "Seller Settlement Offer"), the Buyer promptly shall provide the Principal Stockholders with full written details of such Buyer Settlement Offer. If the Seller Settlement Offer (x) is bona fide and reasonable in the good faith judgment of both parties and does not propose that any amounts are to be paid or other consideration is to be given by or on behalf of Principal Stockholders,
(y) the Buyer proposes to accept such Seller Settlement Offer, and (z) Principal Stockholders refuse to consent to such Seller Settlement Offer, then (i) the Buyer shall be excused from, and the Principal Stockholders shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; (ii) the maximum liability of the Buyer relating to such Seller Indemnified Claim shall be the amount of the proposed Seller Settlement Offer, and (iii) Buyer shall pay all attorneys' fees and legal costs and expenses incurred by Buyer after rejection of such Seller Settlement Offer.

         7.3      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  (a) The covenants and agreements contained in Article V of this Agreement ("Covenants") shall survive the Closing Date without limitation. The representations and warranties in Articles II, III and IV and elsewhere contained herein (the "Representations") shall survive the Closing Date for a period of twenty-four (24) months (the "Survival Period"), except (a) the Representations contained in Sections 2.1, 2.2, 2.4, 2.8, 2.9, 2.14 and 3.1 (collectively, the "Class I Representations") shall survive for the Survival Period or until any applicable statute of limitations expires, whichever is longer, and (b) the Representations contained in Sections 2.13 and 3.3 shall survive the Closing indefinitely. A Buyer Indemnified Party's or Seller Indemnified Party's claim for indemnification under Section 7.1 or 7.2 for a breach of any Representations shall be made on or prior to the date, if any, on which the survival period for such Representation expires, it being understood that claims made on or prior to such expiration date shall survive such expiration date and claims made after such expiration date shall be barred.

                  (b) Limitations on Indemnification. Notwithstanding anything in this Article VII to the contrary, the Principal Stockholders shall not be liable under the indemnity provisions of Section 7.1 hereof in any instance and in the aggregate until such time as the liability under such section exceeds Five Hundred Thousand Dollars ($500,000) (the "Basket"), in which event the Principal Stockholders shall be liable to the Buyer for all amounts in excess of the Basket, provided that notwithstanding the above, the Principal Stockholders shall be liable for the entire amount of any indemnifiable claim that causes the Basket amount to be exceeded, provided further, that the Basket shall not be applicable to any and all Buyer Loss resulting from breaches of any Class I Representations or Sections 2.13 or 3.3. Notwithstanding the above, the Principal Stockholders' indemnification obligations under Article VII for breaches of Representations shall be limited to an amount equal to Forty Million Dollars ($40,000,000) (the "Cap"), provided, that the Cap shall not be applicable to breaches of any Class I Representations or Sections 2.13 or 3.3. This Section 7.3 and the Basket and the Cap shall not be applicable to indemnification obligations based on breaches of any of the Covenants in Article V hereof. No party shall be liable under Article VII hereof for incidental, indirect, special or consequential damages, or for lost profits or lost opportunity costs.

                  7.4 DISPUTE RESOLUTION; REMEDIES. In the event of a dispute between the Buyer and the Principal Stockholders with respect to any Escrow Claim or the Escrow Document (each as defined in the Escrow Agreement) or otherwise with respect to any proposed release of the Escrow Funds or Escrow Documents thereunder (as set forth in Section 1.7(a) hereof and in the Escrow Agreement), such parties agree to attempt to resolve such dispute through good faith communication and cooperation for a period of ten (10) calendar days (the "Resolution Period"). If such dispute cannot be resolved during the Resolution Period, the parties may pursue all available legal and equitable remedies as provided in this Agreement. The provisions of this Article VII (together with any applicable equitable relief, including injunctions) shall constitute the exclusive remedy for the breach or alleged breach of covenants, agreements, representations or warranties set forth in this Agreement or in the other Transaction Documents, as set forth in this Article VII.


                                  ARTICLE VIII
                               GENERAL PROVISIONS


         8.1      RULES OF CONSTRUCTION.

                  (a) Knowledge. Where a representation or warranty is stated to be based on the "knowledge of the Company" or any similar phrase, such phrase shall mean the actual knowledge, without investigation, of: Herbert B. Barrett, H. Michael Barrett, Joseph W. Barrett, William T. Burns, Gregory P. Sirko, H. Edward Martin III, Donna D. Griffith, J. Mark Case, Vicky Barr, Karen Grady, T. Anthony Malkiewicz and/or Christopher Catignani, each in their capacities as stockholders, officers, employees and/or directors of the Company (as applicable).

                  (b) Material Adverse Effect. "Material Adverse Effect" shall mean a material adverse effect on the assets, business, properties, operations, financial condition, results of operations, liabilities or prospects of the Business or the Company in any respect, either within the vital records division of the Company itself or the Company taken as a whole.

                  (c) Person. "Person" shall mean any individual person, corporation, general or limited partnership, limited liability company or any other entity or association.

                  (d) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (e) Severability. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, then such provision shall be enforced to the extent that it is not illegal, invalid, unenforceable or void, and the remainder of this Agreement, as well as such provision as applied to other Persons, places or circumstances, shall remain in full force and effect.

         8.2 NOTICES. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and shall be deemed to have been duly given or delivered when (i) delivered personally, (ii) sent by telephone facsimile transmission or (iii) sent via a nationally recognized overnight courier to the recipient for next business day delivery. Such notices, demands and other communications will be sent to the address indicated below:

                  If to the Company or the Stockholders:               with a copy to:

                  Vital Chek Network, Inc.                             Piper Rudnick LLP
                  4512 Central Pike                                    1251 Avenue of the Americas
                  Hermitage, Tennessee  37076                          New York, New York  10020
                  Attention: H. Michael Barrett                        Attention:  Michael Hirschbeg, Esq.
                  Facsimile:  800-843-0485                             Facsimile 212-835-6213


                  If to the Buyer or Parent:                           with a copy to:

                  ChoicePoint Services Inc.                            Hunton & Williams
                  c/o  ChoicePoint Inc.                                Bank of America Plaza--Suite 4100
                  1000 Alderman Dr.                                    600 Peachtree St., NE
                  Alpharetta, GA  30005                                Atlanta, Georgia  30308-2216
                  Attention:  J. Michael de Janes, General Counsel     Attention: Daniel O. Kennedy
                  Facsimile:  770-752-5749                             Facsimile:  404-888-4190


or to such other address as any party may specify by notice given to the other party in accordance with this Section 9.2. The date of giving any such notice shall be (i) the date of hand delivery, (ii) the date sent by telephone facsimile if a business day or the first business day thereafter or (iii) the business day after delivery to the overnight courier service.

         8.3 GOVERNING LAW. The internal law, without regard to conflicts of laws principles, of the State of Georgia will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement. Except as otherwise provided in this Agreement, and to the extent permitted by law, the parties hereto agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the State and Federal courts located in the State of Georgia. The parties, to the extent they may legally do so, waive any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section and stipulate that the State and Federal Courts located in the State of Georgia shall have in personam jurisdiction and venue over such party for the purpose of litigating any such dispute, controversy, or proceeding arising out of or related to this Agreement. To the extent permitted by law, service of process, sufficient for personal jurisdiction in any action hereunder may be made by registered or certified mail, return receipt requested, to its address indicated in this Agreement. Each party hereto agrees that any final judgment rendered against it/him in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

         8.4 ENTIRE AGREEMENT. This Agreement (including attached exhibits and schedules) and the Mutual Non-Disclosure and Limited Use Agreement, dated as of March 1, 2002, by and between Parent and the Company constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede any prior agreement or understanding, whether written and oral, among the parties or between any of them with respect to the subject matter of this Agreement. There are no representations, warranties, covenants, promises or undertakings, other than those expressly set forth or referred to herein.

         8.5 AMENDMENT; WAIVER. This Agreement may be amended, modified or waived only by a written agreement signed by Parent, Buyer, the Company and the Stockholders' Representative. With regard to any power, remedy or right provided in this Agreement or otherwise available to any party, (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party, (ii) no waiver, alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence (and any such waiver shall be effective only as to the specific waiver given), and (iii) waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

         8.6 ASSIGNABILITY. Neither the rights nor the obligations of any party to this Agreement may be transferred or assigned by any party without the prior written consent of all other parties, provided that Buyer may assign all or any of its rights or obligations hereunder to any affiliate of the Buyer but in such case neither Parent nor Buyer shall be relieved of its obligations hereunder. Any purported assignment of this Agreement or any of the rights and obligations hereunder shall be null, void and of no effect.

         8.7 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and, if applicable, permitted assigns.

         8.8 THIRD-PARTY BENEFICIARIES. Each party intends that this Agreement shall not benefit or create any right or cause of action in any Person other than the parties hereto.

         8.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by facsimile, each of which shall constitute an original but when taken together shall constitute but one instrument.

         8.10 EXPENSES. Each party to this Agreement shall bear all of its own expenses in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including without limitation all fees and expenses of its agents, representatives, counsel and accountants, provided that (i) all expenses of the Stockholders and the Company prior to the Closing shall be borne by such persons, (ii) the Buyer shall pay the filing fees associated with the filing requirements of the H-S-R Act, and (iii) Buyer shall pay the costs and expenses of the audits of the Company by Ernst & Young LLP.

         8.11 CERTAIN TAXES. Except as provided in Section 5.4 hereof, all transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any Tax imposed in other states, subdivisions or under foreign law) shall be paid by the party obligated under applicable local law to pay such Taxes.

         8.12     STOCKHOLDERS' REPRESENTATIVE.


                  (a) By executing and delivering this Agreement, each Stockholder hereby irrevocably makes, constitutes and appoints H. Michael Barrett his or her true and lawful agent and attorney-in-fact (the "Stockholders' Representative") with full power and authority (except as provided below) to act hereunder in his sole discretion, individually, or through a duly appointed successor attorney-in-fact, all as hereinafter provided, in the name of and for and on behalf of the each Stockholder, as fully as could each such Stockholder if present and acting in person, with respect to all matters in connection with the consummation of the transactions contemplated by this Agreement, the sale of the Shares to the Buyer, and the exercise or waiver of any right and performance of any obligation of the Stockholders in connection therewith, including, but not limited to, the right, power and authority to:

                           (i)      amend this Agreement and take all actions as
may be necessary or deemed to be desirable by the Stockholders' Representative on behalf of the Stockholders, with respect to this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the execution and delivery of certificates, consents, waivers, and notices on behalf of the Stockholders;

                           (ii)     determine whether the Buyer has performed
its obligations hereunder and whether the conditions to the Stockholders' obligation to close set forth in Section 6.3 of this Agreement have been satisfied and to waive any conditions to Closing in his sole discretion;

                           (iii)    retain legal counsel, as appropriate, in
connection with any and all matters referred to herein to represent the Stockholders in connection with the transactions referred to in this Agreement; and

                           (iv)     take or cause to be taken any and all
further actions, and execute and deliver or cause to be executed and delivered, any and all such agreements, instruments, documents, certificates and stock powers, with such changes as the Stockholders' Representative in his sole discretion may approve (such approval to be evidenced conclusively by his signature to this Agreement) as may be necessary or deemed to be desirable by the Stockholders' Representative, to effectuate, implement and otherwise carry out the transactions contemplated by this Agreement.

                  (b) By their execution of this Agreement, each Stockholder also agrees that:

                           (i)      the Buyer shall be able to rely conclusively
on the instructions given, and decisions made, and other actions taken by the Stockholders' Representative under this Agreement, and no party under this Agreement shall have any cause of action against the Buyer for any action taken by the Buyer in reliance upon the instructions or decisions of the Stockholders' Representative;

                           (ii)     No Stockholder shall have any cause of
action against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement, except for fraud by the Stockholders' Representative;

                           (iii)    the provisions of this Section 8.12 are
independent and severable, are irrevocable and coupled with an interest and shall be enforceable under all circumstances unless prohibited by law;

                           (iv)     the provisions of this Section 8.12 shall be
binding upon and inure to any successor in interest to or permitted assigns of any Stockholder; and

                           (v)      the authority of the Stockholders'
Representative and any substitute or attorney-in-fact for such Stockholders' Representative shall survive the Closing and any death or legal disability of any Stockholder as a power coupled with an interest.


                         [signatures on following page]

         IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed as an instrument under seal on the date first written above.


                                    CHOICEPOINT SERVICES INC.


                                    By: /s/ Doug C. Curling
                                       -----------------------------------------
                                    Name: Doug C. Curling
                                    Title: President and Chief Operating Officer





                                    CHOICEPOINT INC.


                                    By: /s/ Doug C. Curling
                                       -----------------------------------------
                                    Name: Doug C. Curling
                                    Title: President and Chief Operating Officer





                                    VITAL CHEK NETWORK, INC.

                                    By: /s/ H. Michael Barrett
                                       -----------------------------------------
                                    Name:  H. Michael Barrett
                                    Title:    President





                                    VITAL CHEK NETWORK OF CANADA, INC.

                                    By: /s/ H. Michael Barrett
                                       -----------------------------------------
                                    Name:     H. Michael Barrett
                                    Title:             President




                   [Stockholder Signatures on Following Page]

VITAL CHEK NETWORK, INC.:
STOCKHOLDER                                                    STOCKHOLDER

Signature: /s/ Herbert B. Barrett                              Signature: /s/ Casey Barrett
          ---------------------------------------                        ---------------------------------------

Name:       Herbert B. Barrett                                 Name:       Casey Barrett


STOCKHOLDER                                                    STOCKHOLDER

Signature: /s/ H. Michael Barrett                              Signature: /s/ Debi Malkiewicz
          ---------------------------------------                        ---------------------------------------

Name:       H. Michael Barrett                                 Name:       Debi Malkiewicz


STOCKHOLDER                                                    STOCKHOLDER

Signature: /s/ Rachael Barrett                                 Signature: /s/ Joseph Malkiewicz
          ---------------------------------------                        ---------------------------------------

Name:       Rachael Barrett                                    Name:       Joseph Malkiewicz


STOCKHOLDER                                                    STOCKHOLDER

Signature: /s/ Frank Barrett                                   Signature: /s/ Kevin Malkiewicz
          ---------------------------------------                        ---------------------------------------

Name:       Frank Barrett                                      Name:       Kevin Malkiewicz


STOCKHOLDER                                                    STOCKHOLDER

Signature: /s/ Ben Barrett                                     Signature: /s/ William T. Burns
          ---------------------------------------                        ---------------------------------------

Name:       Ben Barrett                                        Name:       William T. Burns


STOCKHOLDER                                                    STOCKHOLDER

Signature: /s/ Joseph W. Barrett                               Signature: /s/ H. Edward Martin, III
          ---------------------------------------                        ---------------------------------------

Name:       Joseph W. Barrett                                  Name:       H. Edward Martin, III


STOCKHOLDER                                                    STOCKHOLDER

Signature: /s/ Jacob Barrett                                   Signature: /s/ Greg P. Sirko
          ---------------------------------------                        ---------------------------------------

Name:       Jacob Barrett                                      Name:       Greg P. Sirko


STOCKHOLDER                                                    STOCKHOLDER

Signature: /s/ J. Mark Case                                    Signature: /s/ Karen Grady
          ---------------------------------------                        ---------------------------------------

Name:       J. Mark Case                                       Name:       Karen Grady


STOCKHOLDER                                                    STOCKHOLDER

Signature: /s/ Vicky Barr                                      Signature: /s/ Shannon Campbell
          ---------------------------------------                        ---------------------------------------

Name:       Vicky Barr                                         Name:       Shannon Campbell


STOCKHOLDER                                                    STOCKHOLDER

Signature: /s/ Chris Catignani                                 Signature: /s/ T. Anthony Malkiewicz
          ---------------------------------------                        ---------------------------------------

Name:       Chris Catignani                                    Name:       T. Anthony Malkiewicz


STOCKHOLDER

Signature: /s/ Donna D. Griffith
          ---------------------------------------

Name:       Donna D. Griffith


VITAL CHEK NETWORK OF CANADA, INC.:

STOCKHOLDER

Signature: /s/ Herbert B. Barrett
          ---------------------------------------

Name:       Herbert B. Barrett


STOCKHOLDER

Signature: /s/ H. Michael Barrett
          ---------------------------------------

Name:       H. Michael Barrett

                  [Signature Page to Stock Purchase Agreement]

                                  EXHIBITS


Exhibit A                     Form of Escrow Agreement


Exhibit B                     Form of Company Officer's Certificate


Exhibit C                     Form of Company Secretary's Certificate


Exhibit D                     Form of IP Transfer and Assignment Agreement


Exhibit E                     Form of Piper Rudnick LLP Legal Opinion


Exhibit F                     Form of Covenant Not to Compete


Exhibit G                     Form of Buyer Officer's Certificate


Exhibit H                     Form of Buyer Secretary's Certificate


Exhibit I                     Form of Hunton & Williams Legal Opinion

 Schedules and Exhibits intentionally omitted but will be provided upon request.